EXHIBIT 99.1

                                                                  EXECUTION COPY




                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                            ACTIVANT SOLUTIONS INC.,

                             P21 MERGER CORPORATION,

                                PROPHET 21, INC.,

                              and, for purposes of
                 Sections 2.08, 6.06, 7.03, 10.03, 11.07, 13.01,
                13.03, 13.04, 13.08, 13.13 and ARTICLE IX only,

            THOMA CRESSEY EQUITY PARTNERS, LLC, as the Representative



                                 August 15, 2005

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                                TABLE OF CONTENTS


ARTICLE I THE MERGER.....................................................................................1
1.01     The Merger......................................................................................1
1.02     Effective Time..................................................................................2
1.03     Effects.........................................................................................2
1.04     Certificate of Incorporation; Bylaws............................................................2
1.05     Directors.......................................................................................2
1.06     Officers........................................................................................3

ARTICLE II EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS...................................3
2.01     Effect on Capital Stock of Merger Sub...........................................................3
2.02     Effect on Capital Stock of the Company..........................................................3
2.03     Merger Consideration; Allocation Schedule.......................................................3
2.04     Delivery of Estimated Merger Consideration Calculation..........................................4
2.05     The Closing.....................................................................................4
2.06     Appraisal Rights................................................................................5
2.07     Exchange Procedures.............................................................................5
2.08     Final Merger Consideration Calculation..........................................................6

ARTICLE III CONDITIONS TO CLOSING........................................................................8
3.01     Conditions to Buyer's and Merger Sub's Obligations..............................................8
3.02     Conditions to the Company's Obligations........................................................10

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................12
4.01     Organization and Corporate Power...............................................................12
4.02     Subsidiaries...................................................................................12
4.03     Authorization; No Breach; Valid and Binding Agreement..........................................13
4.04     Governmental Consents, etc.....................................................................13
4.05     Capital Stock..................................................................................14
4.06     Financial Statements...........................................................................14
4.07     Absence of Certain Developments................................................................14
4.08     Accounts Receivable............................................................................16
4.09     Inventory......................................................................................16
4.10     Title to Properties............................................................................16
4.11     Tax Matters....................................................................................17
4.12     Material Contracts and Commitments.............................................................19
4.13     Undisclosed Liabilities........................................................................20
4.14     Intellectual Property..........................................................................21
4.15     Litigation.....................................................................................24
4.16     Employee Benefit Plans.........................................................................24
4.17     Insurance......................................................................................25
4.18     Compliance with Laws; Permits..................................................................25
4.19     Environmental Matters..........................................................................25
4.20     Affiliated Transactions........................................................................26
4.21     Employees......................................................................................26
4.22     Brokerage......................................................................................27
4.23     Customers and Suppliers........................................................................27
4.24     Minute Books; Stock Record Books...............................................................27

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ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB........................................27
5.01     Organization and Power.........................................................................27
5.02     Authorization; Valid and Binding Agreement.....................................................28
5.03     No Breach......................................................................................28
5.04     Governmental Consents, etc.....................................................................28
5.05     Litigation.....................................................................................28
5.06     Brokerage......................................................................................28
5.07     Investment Representation......................................................................28
5.08     Sufficient Funds...............................................................................29
5.09     Solvency.......................................................................................29
5.10     No Knowledge of Misrepresentations or Omissions................................................29

ARTICLE VI CERTAIN PRE-CLOSING COVENANTS................................................................30
6.01     Conduct of the Business........................................................................30
6.02     Access to Books and Records....................................................................30
6.03     Exclusive Dealing..............................................................................31
6.04     Stockholder Approval...........................................................................31
6.05     Consents.......................................................................................31
6.06     Cooperation with Financing.....................................................................32
6.07     Reports........................................................................................32

ARTICLE VII CERTAIN COVENANTS OF BUYER AND MERGER SUB...................................................32
7.01     Buyer's Solvency...............................................................................32
7.02     Contact with Customers and Suppliers...........................................................32
7.03     Access to Books and Records....................................................................33
7.04     Certain Charter Provisions.....................................................................33
7.05     Facility Closings; Employee Layoffs............................................................33
7.06     Employee Benefits..............................................................................33

ARTICLE VIII TERMINATION................................................................................35
8.01     Termination....................................................................................35
8.02     Effect of Termination..........................................................................36

ARTICLE IX REPRESENTATIVE...............................................................................36
9.01     Designation....................................................................................36
9.02     Authority......................................................................................36
9.03     Authority; Indemnification.....................................................................37
9.04     Exculpation....................................................................................38

ARTICLE X INDEMNIFICATION...............................................................................38
10.01    Agreement to Indemnify.........................................................................38
10.02    Survival of Representations, Warranties and Covenants..........................................40
10.03    Claims for Indemnification.....................................................................41
10.04    Defense of Claims..............................................................................41
10.05    Nature of Payments.............................................................................42


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ARTICLE XI ADDITIONAL COVENANTS AND AGREEMENTS..........................................................42
11.01    Additional Limitations.........................................................................42
11.02    Disclosure Generally...........................................................................43
11.03    Commercially Reasonable Efforts................................................................44
11.04    Notification...................................................................................44
11.05    Regulatory Act Compliance......................................................................44
11.06    Acknowledgments by Buyer and Merger Sub........................................................45
11.07    Tax Matters....................................................................................45
11.08    Legal Representation...........................................................................47
11.09    Further Assurances.............................................................................47

ARTICLE XII DEFINITIONS.................................................................................47
12.01    Definitions....................................................................................47
12.02    Cross-Reference of Other Definitions...........................................................52
12.03    Construction...................................................................................54

ARTICLE XIII MISCELLANEOUS..............................................................................55
13.01    Press Releases and Communications..............................................................55
13.02    Expenses.......................................................................................55
13.03    Notices........................................................................................55
13.04    Assignment.....................................................................................57
13.05    Severability...................................................................................57
13.06    Third Party Beneficiaries......................................................................57
13.07    No Strict Construction.........................................................................57
13.08    Amendment and Waiver...........................................................................58
13.09    Complete Agreement.............................................................................58
13.10    Counterparts...................................................................................58
13.11    Governing Law..................................................................................58
13.12    WAIVER OF TRIAL BY JURY........................................................................58
13.13    Dispute Resolution.............................................................................58


                                      iii
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                                    EXHIBITS


Exhibit A           Form of Certificate of Incorporation of the Surviving
                    Corporation

Exhibit B           Form of Escrow Agreement

Exhibit C           Form of Closing Certificate of the Company

Exhibit D           Form of Closing Certificate of Buyer and Merger Sub









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                                    SCHEDULES

                                                             Section Reference
                                                             -----------------

Affiliated Transactions Schedule........................................4.19

Authorization Schedule..................................................4.03

Brokerage Schedule......................................................4.22

Buyer Authorization Schedule............................................5.04

Customers and Suppliers Schedule........................................4.23

Developments Schedule...................................................4.07

EBITDA Calculation Schedule..........................................3.01(g)

Employee Benefits Schedule..............................................4.16

Employee Schedule.......................................................4.21

Environmental Matters Schedule..........................................4.19

Financial Statements Schedule...........................................4.06

Indebtedness Schedule..................................................12.01

Insurance Schedule......................................................4.17

Intellectual Property Schedule..........................................4.14

Leased Real Property Schedule...........................................4.10

Litigation Schedule.....................................................4.15

Material Contracts Schedule.............................................4.12

Net Working Capital Schedule...........................................12.01

Owned Real Property Schedule............................................4.10

Permits Schedule........................................................4.18

Permitted Liens Schedule...............................................12.01

Stockholders Schedule............................................4.05, 12.01

Subsidiary Schedule...............................................4.02, 4.04

Taxes Schedule..........................................................4.11

Terminated Contracts Schedule...........................................3.01

                          AGREEMENT AND PLAN OF MERGER


           THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of August 15, 2005, by and among Activant Solutions Inc., a Delaware corporation ("Buyer"), P21 Merger Corporation, a Delaware corporation and a wholly owned Subsidiary of Buyer ("Merger Sub"), Prophet 21, Inc., a Delaware corporation (the "Company"), and, for purposes of Sections 2.08, 6.06, 7.03, 10.03, 11.07, 13.01, 13.03, 13.04, 13.08, 13.13 and ARTICLE IX only, Thoma Cressey Equity Partners, LLC, a Delaware limited liability company, as representative of the Sellers (in such capacity, the "Representative"). Capitalized terms used and not otherwise defined herein have the meanings set forth in ARTICLE XII.

           WHEREAS, the Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

           WHEREAS, Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware;

           WHEREAS, Merger Sub, a wholly owned subsidiary of Buyer, is a corporation duly organized and validly existing under the laws of the State of Delaware;

           WHEREAS, in accordance with the Delaware General Corporation Law ("DGCL") the respective Boards of Directors of Buyer, Merger Sub and the Company have approved this Agreement, the merger of Merger Sub with and into the Company (the "Merger") and the related transactions contemplated hereby, upon the terms and subject to the conditions set forth herein, and declared the Merger advisable and in the best interests of their respective stockholders; and

           WHEREAS, immediately following the execution and delivery of this Agreement by the parties, the stockholders of the Company holding at least 90% of the issued and outstanding Company Shares will execute and deliver a written consent approving this Agreement and the transactions contemplated hereby and, as provided herein, within ten business days of the execution of this Agreement, the remaining stockholders will execute such written consent (as executed by all stockholders of the Company, the "Stockholder Consent").

           NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER
                                   ----------

           1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement and in accordance with the relevant provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly owned Subsidiary of Buyer (as such, the "Surviving Corporation").

           1.02 Effective Time. Prior to the Closing, the Company shall prepare, and on the Closing Date, upon satisfaction of the terms and conditions set forth herein, the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger reasonably acceptable to Buyer and Merger Sub (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State of the State of Delaware or at such other time as Buyer and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

           1.03 Effects. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, the Surviving Corporation shall succeed to all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions and duties of the Company and Merger Sub, including under this Agreement, all as provided under the DGCL.

           1.04 Certificate of Incorporation; Bylaws. At the Effective Time:

                (a) The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time and substantially in the form of Exhibit A hereto, shall be amended at the Effective Time to change the corporate name set forth therein to "Prophet 21, Inc." (or such other name as Buyer may determine, in its sole discretion) and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law.

                (b) The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof, the provisions of the certificate of incorporation of the Surviving Corporation and applicable law.

           1.05 Directors. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

           1.06 Officers. At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


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                                   ARTICLE II

           EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS
           -----------------------------------------------------------

           2.01 Effect on Capital Stock of Merger Sub. At the Effective Time, each issued and outstanding share of common stock of Merger Sub, par value $.01 per share, by virtue of the Merger and without any action on the part of Buyer, Merger Sub, the Company or the holder thereof, shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

           2.02 Effect on Capital Stock of the Company.

                (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, each Common Share outstanding as of the Effective Time shall be converted into the right to receive, subject to the terms of this Agreement, an amount in cash equal to the portion of the Merger Consideration allocated in respect thereof in accordance with Section 2.03 below and payable as provided in
Section 2.07 below.

                (b) Notwithstanding the foregoing, any Common Shares owned by the Company (including those held as treasury shares), Merger Sub or Buyer, shall not convert as described in subsection (a) above but shall instead, by virtue of the Merger and without any action on the part of Buyer, Merger Sub, the Company or the holder thereof, be extinguished and cancelled without the right to receive any consideration (with no payment being made hereunder with respect thereto).

           2.03 Merger Consideration; Allocation Schedule.

                (a) At least three days prior to the Closing Date, the Company shall prepare and deliver to Buyer a schedule setting forth the portion of the Merger Consideration payable to each holder of Common Shares (each a "Company Share") upon the consummation of the Merger in respect of each Company Share held by such holder (including a calculation indicating the portion of the Escrow Amount allocable to each such Seller and to be withheld from the Merger Consideration payable at Closing) (the "Allocation Schedule"). In formulating the Allocation Schedule, the Company shall determine the portion of the Merger Consideration due and payable in respect of each Company Share held by any holder as if the Merger Consideration were distributed to all of the holders (other than the Company, Merger Sub or Buyer) of Company Shares pursuant to the terms of the Company's certificate of incorporation, taking into account the Escrow Amount to be deducted from the Estimated Merger Consideration payable at Closing.


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
                (b) For purposes of this Agreement, "Merger Consideration" shall mean an amount equal to $215,000,000 (as adjusted pursuant to Section 2.08(a) below), plus (i) the total amount of Cash on Hand immediately prior to the Closing (the "Cash Amount"), minus (ii) the outstanding amount of Indebtedness immediately prior to the Closing (the "Indebtedness Amount"), plus or minus
(iii) the amount by which the Estimated Working Capital is outside of (i.e., is an amount greater than the top of, or less than the bottom of) the Working Capital Target Range (the "Working Capital Spread"), minus (iv) the amount of unpaid Transaction Expenses of the Sellers or the Company (the "Transaction Expense Amount"), minus, in the event Adjusted EBITDA is less than $21.9 million, (v) an amount equal to the product of (A) $22.0 million minus Adjusted EBITDA, multiplied by (B) 9.0 (the "EBITDA Adjustment Amount").

           2.04 Delivery of Estimated Merger Consideration Calculation. At least three days prior to the Closing Date, the Company shall deliver to Buyer (a) its good faith calculation of the Merger Consideration as of the Closing Date (as agreed to by Buyer, the "Estimated Merger Consideration") and each of the components in the calculation thereof, including its estimate of Net Working Capital (the "Estimated Net Working Capital") and its estimate of the Working Capital Spread, the Cash Amount, the Indebtedness Amount, the Transaction Expense Amount and the EBITDA Adjustment Amount and (b) audited financial statements of the Company for the fiscal year ended June 30, 2005.

           2.05 The Closing.

                (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis LLP located at 200 East Randolph Drive, Chicago, Illinois at 10:00 a.m. on September 22, 2005, or, if any of the conditions to the Closing set forth in
ARTICLE III (other than those to be satisfied at the Closing) have not been satisfied or waived by the party entitled to the benefit thereof on or before such date, then on the third business day following satisfaction or waiver of all of the conditions to the Closing set forth in ARTICLE III (other than those to be satisfied at the Closing) or on such other date as is mutually agreeable to Buyer and the Company. The date and time of the Closing are referred to herein as the "Closing Date."

                (b) Simultaneously with the Closing, Buyer shall pay to each Seller, in accordance with Section 2.07, such Seller's pro rata portion of the Estimated Merger Consideration minus such Seller's pro rata portion of the Escrow Amount.

                (c) Simultaneously with the Closing, Buyer shall deposit, for the benefit of the Sellers, the Escrow Amount into an escrow account (the "Escrow Account") established pursuant to the terms and conditions of an escrow agreement (substantially in the form of Exhibit B, the "Escrow Agreement") by and among the Escrow Agent, Buyer and the Representative. Other than a final distribution, if any, owed to the Sellers in accordance with the terms of the Escrow Agreement, the Escrow Amount will be available solely to satisfy amounts owed to Buyer pursuant to Sections 2.08(c), 10.01(a) and 11.07(b)(iii) hereof, to satisfy amounts owed to the Independent Auditor as contemplated herein and to satisfy amounts owed to the Escrow Agent in accordance with the terms of the Escrow Agreement.

                (d) Simultaneously with the Closing, Buyer shall pay, or cause to be repaid, on behalf of the Company and its Subsidiaries, the Indebtedness Amount by wire transfer of immediately available funds as directed by the holders of such Indebtedness.


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
           2.06 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Company Shares that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to dissent from and properly dissents from this Agreement pursuant to, and who complies in all respects with the applicable provisions of the DGCL in each case to the extent applicable (the "Appraisal Statute"), shall not be converted as described in
Section 2.02 above ("Dissent Shares"), but rather the holder(s) of Dissent Shares shall be entitled to the right to receive payment of the fair cash value of such Dissent Shares in accordance with the Appraisal Statute (and at the Effective Time, such Dissent Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissent Shares in accordance with the provisions of Section 262 of the DGCL); provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of the fair cash value under the Appraisal Statute, then the right of such holder to be paid the fair cash value of such holder's Dissent Shares shall cease and such Dissent Shares shall be deemed to have been converted as of the Effective Time as described in Section 2.02 above. The Company shall give prompt notice to Buyer of any objections or demands received by the Company for appraisal of Company Shares pursuant to the Appraisal Statute, and Buyer shall have the right to participate in, prior to the Closing, and direct, after the Closing, all negotiations and proceedings with respect to such objections or demands. The Company shall not, without the prior consent of Buyer, make any payment with respect to, or settle or offer to settle, any such objections or demands, or agree to do any of the foregoing.

           2.07 Exchange Procedures.

                (a) Payment of Merger Consideration; Delivery of Letters of Transmittal at the Closing. At the Closing, upon delivery by a Seller of (i) a duly executed letter of transmittal containing representations as to title, due authorization and absence of liens in a form reasonably acceptable to Buyer and the Company (the "Letter of Transmittal"), and (ii) any certificate or certificates held by such Seller which immediately prior to the Effective Time represented outstanding Company Shares (or, in lieu thereof, properly executed affidavits of lost certificate in a form reasonably acceptable to Buyer) ("Certificates"), Buyer shall pay to such Seller the consideration payable to such Seller as set forth in Section 2.03 above by wire transfer of immediately available funds to an account designated in writing by such holder to Buyer prior to the Closing.

                (b) Delivery of Letters of Transmittal and Certificates After the Closing. With respect to any holder of Company Shares listed on the Allocation Schedule failing to deliver a Letter of Transmittal and Certificates to Buyer at or prior to the Closing, Buyer shall promptly thereafter mail to any such holder at the address listed on the Allocation Schedule instructions for delivering such Letter of Transmittal and Certificates in exchange for the payment to such holder of the consideration to which he, she or it is entitled under Section 2.03 above. Upon delivery to Buyer of such appropriate Letter of Transmittal and Certificates, Buyer shall deliver to the holder of the Company Shares the amounts set forth in the Allocation Schedule.

                (c) No Interest Accrual; Conditions to Payment. No interest will be paid or accrued on the Merger Consideration. If payment is to be made to a Person other than the Person in whose name a Company Share is registered, it shall be a condition of payment that the Person requesting such payment shall pay any transfer or similar Taxes required by reason of the payment to a Person other than the holder of record or shall establish to the satisfaction of Buyer that such Tax has been paid or is not applicable. Until the respective Letter of Transmittal and Certificates are delivered with respect to any Company Share at the Effective Time, such Company Share shall represent for all purposes only the right to receive payment of the amounts specified in Section 2.02 above in respect of such Company Share.

                (d) Unclaimed Funds. Any amount of the Merger Consideration (less the Escrow Amount) which remains undistributed to the holders of Company Shares for one year after the Effective Time shall be delivered to the Surviving Corporation for all purposes, and any holder of Company Shares who has not theretofore complied with this Section 2.07 shall thereafter look only as a general claimant to the Surviving Corporation for payment of the sums to which such holder is entitled pursuant to this Agreement.

                (e) No Liability. Neither Buyer nor the Surviving Corporation shall be liable to any holder of Company Shares for any cash delivered by Buyer or the Surviving Corporation in good faith to a public official pursuant to an applicable abandoned property, escheat or similar law.

                (f) No Further Ownership Rights in Company Shares; Transfer Books. After the Effective Time, there shall be no further registration of transfers on the Surviving Corporation's equity transfer books of any Company Share that was outstanding immediately prior to the Effective Time. At the Effective Time, the equity transfer books of the Company shall be closed.

                (g) Withholding Rights. The Company shall be entitled to deduct and withhold such amounts as may be required under the Code or any provision of state, local or foreign tax law to be deducted and withheld from the consideration otherwise payable to any holder of Company Shares pursuant to this Agreement. To the extent that amounts are so deducted and withheld by the Company and paid over to the appropriate taxing authority, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holder of Company Shares in respect of which such deduction and withholding was made by the Company.

           2.08 Final Merger Consideration Calculation.

                (a) Promptly, but in any event within 60 days after the Closing Date, Buyer will deliver to the Representative its calculation of Net Working Capital, Working Capital Spread, the Cash Amount, the Indebtedness Amount, the Transaction Expense Amount and the resulting final Merger Consideration (the "Preliminary Closing Statement"). The Representative shall cooperate with Buyer and its representatives in the preparation of the Preliminary Closing Statement, including the provision on a timely basis of all information necessary or useful in preparing the Preliminary Closing Statement. Buyer shall cooperate with the Representative in connection with its review of the Preliminary Closing Statement (and its determination of Net Working Capital, Working Capital Spread, Cash on Hand and the final Merger Consideration), including, without limitation, providing the Representative and its accountants reasonable access during business hours to materials (including accountants' work papers) used in the preparation of all such materials and, as appropriate, reasonable access to the books, records, facilities and employees of Buyer. Unless within the 30-day period following the Representative's receipt of the Preliminary Closing Statement, the Representative delivers written notice to Buyer (the "Objections Statement") setting forth in reasonable detail any and all items of disagreement related to the Preliminary Closing Statement, including the nature and dollar amount thereof (each, an "Item of Dispute"), subject to the resolution of any issues in the Objections Statement, the Preliminary Closing Statement (and its determination of Net Working Capital, Working Capital Spread, Cash on Hand and the final Merger Consideration) shall be conclusive and binding upon the Representative and Buyer; provided that the only basis on which the Representative shall be permitted to submit an Item of Dispute is that such Item of Dispute was not prepared in accordance with this Section 2.08(a) (as further defined or clarified by the definitions herein) or that a mathematical error was made.

                (b) If the Representative delivers an Objections Statement to Buyer within such 30-day period, Buyer and the Representative shall use commercially reasonable efforts to resolve their differences concerning the Items of Dispute, and if any Item of Dispute is so resolved, the Preliminary Closing Statement shall be modified as necessary to reflect such resolution. If all Items of Dispute are so resolved, the Preliminary Closing Statement (as so modified) (and its determination of Net Working Capital, Working Capital Spread, Cash on Hand and the final Merger Consideration) shall be conclusive and binding on the Representative and Buyer. If any Item of Dispute remains unresolved for a period of fifteen (15) business days after Buyer's receipt of the Objections Statement, Buyer and the Representative shall submit the remaining Items of Dispute to a nationally recognized accounting firm mutually selected by Buyer and the Representative (the "Independent Auditor"). Buyer and the Representative shall request that the Independent Auditor render a determination (which determination shall be solely based on whether such Item of Dispute was prepared in accordance with the terms of Section 2.08(a) or whether a mathematical error was made) as to each unresolved Item of Dispute within forty-five (45) days after its retention, and Buyer and the Representative shall cooperate fully with the Independent Auditor so as to enable it to make such determination as quickly and as accurately as practicable. The Independent Auditor's determination as to each Item of Dispute submitted to it shall be (i) based solely on presentations by Buyer and the Representative which are in accordance with the guidelines and procedures set forth in this Agreement (i.e., not on the basis of an independent review), (ii) in writing and (iii) conclusive and binding upon Buyer and the Representative, and the Preliminary Closing Statement shall be modified to the extent necessary to reflect such determination. The Independent Auditor shall consider only the remaining Items of Dispute and the Independent Auditor may not assign a value to any Item of Dispute greater than the greatest value assigned by Buyer, on the one hand, or the Representative, on the other hand, or less than the smallest value for such item assigned by Buyer, on the one hand, or the Representative, on the other hand. The costs and expenses of the Independent Auditor shall be allocated between Buyer, on the one hand, and the Sellers, on the other hand (with such amount to be paid solely out of the Escrow Account), based upon the percentage which the portion of the contested amount not awarded to Buyer or the Representative (on behalf of the Sellers) bears to the amount actually contested by such party, as determined by the Independent Auditor. For example, if the Representative claims Net Working Capital is $1,000 less than the amount determined by Buyer's accountants, and Buyer contests only $500 of the amount claimed by the Representative, and if the Independent Auditor ultimately resolves the dispute by awarding the Representative $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 / 500) to the funds in the Escrow Account and 40% (i.e., 200 / 500) to the Representative.

                (c) If the Merger Consideration as finally determined pursuant to Section 2.08(a) above is greater than the Estimated Merger Consideration, then Buyer shall pay to the Representative (on behalf of the Sellers) such excess by wire transfer of immediately available funds. The Representative shall promptly deliver such amount to the Sellers (based on each Seller's share thereof as set forth on the Allocation Schedule). If the Merger Consideration as finally determined pursuant to Section 2.08(a) above is less than the Estimated Merger Consideration, then Buyer's sole recourse shall be to withdraw an amount from the Escrow Account equal to the lesser of (i) such excess and (ii) the funds in the Escrow Account. If recourse is to be made to the Escrow Account, Buyer and Representative shall deliver, within three business days of the final determination of the Merger Consideration, joint written disbursement instructions to the Escrow Agent, directing the Escrow Agent to deliver to Buyer such amount as is owed to Buyer pursuant to this Section 2.08. All payments determined to be due under this Section 2.08(c) to Buyer or the Representative, as the case may be, shall be made within three business days of such determination in the case of any payment to be made to Sellers and three days following receipt by the Escrow Agent of the disbursement instructions referred to in the immediately preceding sentence in the case of any payment to be made to Buyer.

                                   ARTICLE III

                              CONDITIONS TO CLOSING
                              ---------------------

           3.01 Conditions to Buyer's and Merger Sub's Obligations. The obligations of Buyer and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date, any one or more of which may be waived by Buyer and Merger
Sub:

                (a) The representations and warranties set forth in ARTICLE IV other than the Special Representations shall be true and correct at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (other than for changes contemplated or permitted by this Agreement and other than those representations and warranties that address matters as of particular dates which shall be true and correct at and as of such particular dates) except where the failure of such representations and warranties to be so true and correct, in the aggregate, would not reasonably be expected to have a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded) and (ii) each of the Special Representations shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties;

                (b) The Company shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

                (c) The applicable waiting period under the HSR Act (including any new waiting period instituted due to the passage of time) shall have expired or have been terminated;

                (d) No judgment, decree or order shall have been entered which would prevent the performance of this Agreement or the consummation of any material part of the transactions contemplated hereby, declare void or unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

                (e) All material approvals and actions of or by, and all notices to, all Governmental Entities which are necessary to consummate the transactions contemplated hereby shall have been obtained or taken place;

                (f) Any and all consents, waivers, approvals, authorizations and notices which are marked with an asterisk (*) on the Authorizations Schedule shall have been obtained or delivered;

                (g) The Company shall have delivered to Buyer audited financial statements for its fiscal year ended June 30, 2005 and such audited financial statements shall reflect Adjusted EBITDA for such period of at least $21.0 million. For purposes hereof, "Adjusted EBITDA" shall mean income plus interest, taxes, depreciation, and amortization, and plus deferred revenue adjustments related to purchase accounting for previous acquisitions, management fees and acquisition expenses in the amounts set forth on the EBITDA Calculation Schedule, and shall be consistent with the calculation of Adjusted EBITDA for the nine months ended March 31, 2005, as set forth on the EBITDA Calculation Schedule.

                (h) The Company shall have delivered to Buyer each of the following:

                    (i) a certificate of the Company in the form set forth in Exhibit C, dated the Closing Date, stating that the preconditions specified in subsections (a) and (b) above, as they relate to the Company, have been satisfied;

                    (ii) appropriate payoff letters, together with evidence of arrangements to deliver UCC-3 termination statements or similar documents evidencing the termination of all Liens held by the lenders under Indebtedness outstanding immediately prior to the Effective Time, in form and substance reasonably satisfactory to Buyer;

                    (iii) a copy of the Company's and each of its Subsidiaries' certificates of incorporation certified by the Secretary of State of the State of Delaware and certificates of good standing from Delaware, in each case dated within ten days of the Closing Date;

                    (iv) certified copies of the resolutions duly adopted by the Company's board of directors and stockholders authorizing its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which it is a party, and the consummation of all transactions contemplated hereby and thereby;

                    (v) a certified copy of the Company's bylaws, with all amendments thereto, dated within ten days prior to the Closing Date;

                    (vi) a counterpart signature page to the Escrow Agreement, duly executed by the Escrow Agent, the Company and the Representative;

                    (vii) the Stockholder Consent;

                    (viii) the Certificate of Merger, duly executed by an authorized officer of the Company;

                    (ix) a certificate of non-foreign status meeting the requirements of Section 1445 of the Code;

                    (x) all other agreements, certificates, instruments, certifications and documents contemplated by this Agreement or reasonably requested by Buyer in order to fully consummate the transactions contemplated by this Agreement and carry out the purposes and intent of this Agreement;

                (i) There shall not have been or occurred any Material Adverse Effect since the date of the Latest Balance Sheet.

                (j) The Company shall have terminated those contracts and agreements listed on the Terminated Contracts Schedule. If the Closing occurs, all closing conditions set forth in this Section 3.01 which have not been fully satisfied as of the Closing shall be deemed to have been fully waived by Buyer and Merger Sub.

           3.02 Conditions to the Company's Obligations.

           The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

                (a) The representations and warranties set forth in ARTICLE V shall be true and correct at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (other than for changes contemplated or permitted by this Agreement and other than those representations and warranties that address matters as of particular dates which shall be true and correct at and as of such particular dates) except where the failure of such representations and warranties to be so true and correct, in the aggregate, would not reasonably be expected to have a material adverse effect on each of Buyer's and Merger Sub's ability to consummate the transactions contemplated hereby (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded);

           (b) Each of Buyer and Merger Sub shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing;

           (c) The applicable waiting period under the HSR Act (including any new waiting period instituted due to the passage of time) shall have expired or have been terminated;

           (d) No judgment, decree or order shall have been entered which would prevent the performance of this Agreement or the consummation of any material part of the transactions contemplated hereby, declare void or unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

           (e) All material approvals and actions of or by, and all notices to, all Governmental Entities which are necessary to consummate the transactions contemplated hereby shall have been obtained or taken place;

           (f) Buyer and Merger Sub, as the case may be, shall have delivered to the Company each of the following:

                    (i) a certificate in the form set forth as Exhibit D, dated the Closing Date, stating that the preconditions specified in subsections (a) and (b) above have been satisfied;

                    (ii) certified copies of the resolutions duly adopted by the board of directors of Buyer authorizing its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which it is a party, and the consummation of all transactions contemplated hereby and thereby;

                    (iii) certified copies of the resolutions duly adopted by the board of directors and stockholders of Merger Sub authorizing its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which it is a party, and the consummation of all transactions contemplated hereby and thereby;

                    (iv) a counterpart signature page to the Escrow Agreement, duly executed by Buyer;

                    (v) the solvency opinion referred to in Section 7.01 below (if applicable); and

                    (vi) all other agreements, certificates, instruments, certifications and documents contemplated by this Agreement or reasonably requested by the Company in order to fully consummate the transactions contemplated by this Agreement and carry out the purposes and intent of this Agreement; and

           (g) Buyer shall have delivered the consideration contemplated by
Section 2.07.

If the Closing occurs, all closing conditions set forth in this Section 3.02 which have not been fully satisfied as of the Closing shall be deemed to have been fully waived by the Company.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

           Except as set forth in a disclosure schedule referenced herein (each such Schedule qualifying only those representations and warranties or covenants to the extent (i) specifically stated therein, (ii) specifically cross-referenced to the appropriate Schedule or (iii) the relevance to such representation, warranty or covenant is readily apparent based solely on a review of the Schedules and this Agreement), the Company represents and warrants to Buyer and Merger Sub that:

           4.01 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own and operate its properties and to carry on its businesses as now conducted. The Company is qualified or licensed and in good standing to do business in every other jurisdiction in which its ownership of property or the conduct of its businesses as now conducted requires it to qualify or be licensed, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company has made available to Buyer a complete copy of the certificate of incorporation and bylaws, each as amended to date, of the Company.

           4.02 Subsidiaries. Except as set forth on the attached Subsidiary Schedule, neither the Company nor any of its Subsidiaries owns or holds the right to acquire any stock, partnership interest, joint venture interest or other equity ownership interest in any other Person. Each Subsidiary is either wholly owned by the Company, a Subsidiary or Subsidiaries as indicated on the Subsidiary Schedule. Except as set forth on the attached Subsidiary Schedule and except for Permitted Liens, each outstanding share of capital stock of or other equity interest in each of the Company's Subsidiaries is owned by the Company or a Subsidiary, is validly issued, fully paid and non-assessable, and assuming termination of those agreements listed on the attached Terminated Contracts Schedule, is free and clear of any Liens. There is no existing option, warrant, call, right or contract to which any Subsidiary is a party requiring, and there are no convertible securities of any Company Subsidiary outstanding which upon conversion would require, the issuance of any shares of capital stock or other equity interests of any Company Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Company Subsidiary. Each of the Subsidiaries identified on the Subsidiary Schedule is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own its properties and to carry on its businesses as now conducted and is qualified or licensed and in good standing to do business in every other jurisdiction in which its ownership of property or the conduct of its businesses as now conducted requires it to qualify or be licensed, except where the failure to be so qualified, licensed or in good standing in such foreign jurisdictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company has made available to Buyer complete and correct copies of its Subsidiaries' certificates of incorporation and bylaws (or other organizational documents), as currently in effect.

           4.03 Authorization; No Breach; Valid and Binding Agreement.

                (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Except for requisite stockholder approval, this Agreement has been duly authorized, executed and delivered by the Company. Except (i) as set forth on the attached Authorization Schedule and (ii) for (A) the applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not (x) conflict with or result in any material breach of, constitute a material default under, result in a material violation of, or require any material authorization, consent, approval, exemption or other action by or notice to any court or other Governmental Entity, under (1) the provisions of the Company's or any of its Subsidiaries' certificate or articles of incorporation or bylaws, (2) any material indenture, mortgage, lease, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of the Company, or any of its Subsidiaries or their respective assets or properties are bound, or (3) any law, statute, rule or regulation or order, judgment or decree to which the Company or any of its Subsidiaries is subject or (y) result in the creation of any material Lien upon any material assets or properties of the Company or any of its Subsidiaries. Assuming the due authorization, execution and delivery by Buyer and the other parties hereto, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

                (b) The board of directors of the Company (the "Company Board") has, by unanimous vote of those present (who constituted 100% of the directors then in office), duly and validly, in accordance with the DGCL, authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved to recommend that the stockholders of the Company approve and adopt this Agreement. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for their approval. The affirmative approval of the holders of Company Shares representing a majority of the votes that may be cast by the holders of all outstanding shares of Company Shares are the only votes of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger.

           4.04 Governmental Consents, etc. Except for the applicable requirements of the HSR Act and Blue Sky Laws and the clearance, consent and approval requirements listed on the Authorization Schedule, none of the Company or any of its Subsidiaries is required to submit any notice or report to, or approval application or other filing with any Governmental Entity and no clearance, consent, approval or authorization of any Governmental Entity or any other party or Person is required to be obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby.

           4.05 Capital Stock. The authorized number of shares of capital stock of the Company consists of 75,000 Preferred Shares of which none are issued and outstanding, and 20,000,000 Common Shares of which 13,775,178.6775 shares are issued and outstanding and owned of record as set forth on the Stockholders Schedule. All Company Shares have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth on the Stockholders Schedule, the Company does not have any other capital stock, equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, subscriptions, options, warrants, conversion rights, or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by the Company. Except as set forth on the Stockholders Schedule or the Terminated Contracts Schedule, there are no stockholders agreements, voting trusts or other agreements or other obligations (contingent or otherwise) which require the Company to repurchase or otherwise acquire any shares of the Company's capital stock or other equity securities.

           4.06 Financial Statements. The Company has furnished Buyer with complete copies of its (a) unaudited consolidated balance sheet with respect to the Company and its Subsidiaries as of May 31, 2005 (the "Latest Balance Sheet"), and the related statements of income and cash flows for the 11-month period then ended and (b) audited consolidated balance sheet and statements of income and cash flows with respect to the Company and its Subsidiaries as of and for the fiscal years ended June 30, 2004 and June 30, 2003. Except as set forth on the attached Financial Statements Schedule, such financial statements present fairly, in all material respects, the consolidated financial condition, results of operations and changes in cash flows of the Company and its Subsidiaries (taken as a whole) as of the times and for the periods referred to therein in accordance with GAAP (subject, in the case of the unaudited financial statements, to changes resulting from normal year-end audit adjustments, absence of footnotes and other presentation items), applied on a consistent basis throughout the periods covered thereby and are consistent, in all material respects, with the Company's books and records.

           4.07 Absence of Certain Developments. Since the date of the Latest Balance Sheet, the Company and its Subsidiaries have conducted business in all material respects in the ordinary course of business consistent with past practice and there has not occurred any change, effect, event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, Material Adverse Effect. Except as set forth on the attached Developments Schedule or except as expressly contemplated by this Agreement, since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary has:

                (a) borrowed any amount or incurred or become subject to any material liabilities (other than liabilities incurred in the ordinary course of business, liabilities under contracts entered into in the ordinary course of business and borrowings from banks (or similar financial institutions) necessary to meet ordinary course working capital requirements) and not individually or in the aggregate in excess of $100,000);

                (b) mortgaged, pledged or subjected to any material Lien, any material portion of its assets, except Permitted Liens;

                (c) sold, assigned or transferred any material portion of its tangible assets, except in the ordinary course of business;

                (d) sold, assigned or transferred any material Intellectual Property, except in the ordinary course of business;

                (e) suffered any material extraordinary losses or waived any rights of material value;

                (f) issued, sold or transferred any of its capital stock or other equity securities, securities convertible into its capital stock or other equity securities or warrants, options or other rights to acquire its capital stock or other equity securities, or any bonds or debt securities;

                (g) made any capital expenditures in excess of $300,000 in the aggregate or commitments therefor in excess of $100,000;

                (h) amended its or any of its Subsidiaries' certificate of incorporation, bylaws or other relevant organizational documents;

                (i) declared, set aside or paid any dividend or other distribution in respect of any shares of capital stock of the Company, or repurchased, redeemed or otherwise acquired any equity securities;

                (j) guaranteed, endorsed, or otherwise incurred or assumed any material liability (whether directly, contingently or otherwise) for the obligations of any other person, other than in the ordinary course of business consistent with past practice;

                (k) made any loan, advance or capital contribution to or investment in any person other than advances to employees of the Company or any Subsidiary made in the ordinary course of business consistent with past practice;

                (l) made any material change in any method of accounting or accounting principles or practice, except for any such change required by reason of a change in GAAP;

                (m) adopted, entered into, amended, altered or terminated (partially or completely) any Plan except as contemplated by this Agreement or to the extent required by applicable law;

                (n) revalued of any of the Company's or any Subsidiary's material assets;

                (o) cancelled, waived, released or forgave any material debts or obligations of, or rights or material claims against, third parties;

                (p) suffered any material damage, destruction or loss (whether or not covered by insurance) to any material assets of the Company or any Subsidiary;

                (q) suffered any strike, slowdown or demand for recognition by a labor organization by or with respect to any of the employees of the Company or any Subsidiary;

                (r) directly or indirectly acquired any assets, except in the ordinary course of business, with a purchase price in excess of $100,000;

                (s) settled or compromised any litigation, proceeding or investigation material to the Company and its Subsidiaries taken as a whole; or

                (t) committed or agreed to do any of the foregoing.

           4.08 Accounts Receivable. All accounts receivable of the Company and its Subsidiaries, including without limitation all accounts receivable as shown on the Latest Balance Sheet, are valid receivables and were incurred in the ordinary course of business for bona fide products delivered or services rendered. As of the date of this Agreement, the Company has no knowledge of any written notice received from any account debtor that any amount of such accounts receivable are subject to any pending or threatened set-off, discount or counterclaim of any kind, other than consistent with past practices and subject to the reserves set forth on the Company's books and records.

           4.09 Inventory. All Inventory, including without limitation all Inventory shown on the Latest Balance Sheet and all Inventory thereafter created or acquired by the Company or its Subsidiaries prior to the Closing Date, has been created or acquired in the ordinary course of business and is useable and salable in the ordinary course of business, subject to the reserves set forth on the Company's books and records.

           4.10 Title to Properties.

                (a) Except as disclosed in the Owned Real Property Schedule, the Company or one of its Subsidiaries owns good and marketable title to, or holds pursuant to valid and enforceable leases, or otherwise has a valid right to use, all of the personal property shown to be owned by them on the Latest Balance Sheet, free and clear of all Liens except for Permitted Liens. All material personal property shown to be owned by the Company and its Subsidiaries on the Latest Balance Sheet have been maintained in accordance with the Company's and its Subsidiaries' normal practices and are in usable condition for the operation of the Company's and its Subsidiaries' business, ordinary wear and tear and aging excepted.

                (b) The attached Owned Real Property Schedule sets forth all of the real property owned in fee simple by the Company or any of its Subsidiaries (the "Owned Real Property"). Each of the Company and its Subsidiaries owns good and valid title to each parcel of real property owned by it, which shall be free and clear of all Liens as of the Closing Date, except for Permitted Liens and except as disclosed in the Owned Real Property Schedule.

                (c) The real property demised by the leases described on the attached Leased Real Property Schedule (the "Leased Real Property") constitutes all of the real property leased by the Company and its Subsidiaries. Except as set forth on the attached Leased Real Property Schedule, the Leased Real Property leases are in full force and effect, subject to proper authorization and execution of such lease by the other party and the application of any bankruptcy or creditor's rights laws or general principles of equity. The Company has delivered or made available to Buyer complete and accurate copies of each of the leases described on the Leased Real Property Schedule, and none of the leases has been modified in any material respect, except to the extent that such modifications are disclosed on the Leased Real Property Schedule. As of the date of this Agreement, neither the Company nor any Subsidiary, or to the knowledge of the Company, the landlord is in default in any material respect under any of such leases. Each of the Company and its Subsidiaries have a good and valid leasehold interest in all of the property described in the Leased Real Property Schedule, free and clear of Liens, except Permitted Liens.

           4.11 Tax Matters. Any claim of breach of representation or warranty regarding Taxes shall be made only under this Section 4.11 and shall not be made under any other representation or warranty contained in this Agreement (except for any claim of breach of representation or warranty regarding matters addressed in Section 4.16, which shall be brought under such section). The Company and its Subsidiaries have duly and timely filed with the appropriate Taxing Authority all federal, foreign, state, county and local income and other material Tax Returns which are required to be filed by or on behalf of them (taking into account any extensions of time to file which have been duly perfected), and all such Tax Returns are true, correct, and complete in all respects. Except as set forth on the attached Taxes Schedule, all Taxes shown as owing on all such Tax Returns by the Company and its Subsidiaries have been fully paid or properly accrued on the Latest Balance Sheet. With respect to any period ending prior to the date of the Latest Balance Sheet for which Tax Returns of the Company or any of its Subsidiaries have not yet been filed or for which Taxes are not yet due or owing, due and sufficient accruals for such Taxes have been made on the Latest Balance Sheet. All Taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to any employee, creditor or third party have been fully paid to the appropriate Taxing Authority or properly accrued on the Latest Balance Sheet. There are no material Liens with respect to any Taxes upon any of the Company's or its Subsidiaries' assets, other than Taxes, the payment of which is not yet due.

                (b) All required estimated Tax payments for the current year have been made by or on behalf of the Company and its Subsidiaries with respect to any period for which Tax Returns have not yet been filed.

                (c) The Company has made available to Buyer complete copies of
(i) all federal, state, local, and foreign income or franchise Tax Returns of the Company and its Subsidiaries relating to the taxable periods ended on or after December 31, 2001 and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has agreed to extend the statute of limitations with respect to any Tax Return.

                (d) No claim has been made by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                (e) All deficiencies asserted or assessments made as a result of any examinations by any Governmental Entity of the Tax Returns of, or including, the Company or any of its Subsidiaries have been fully paid (except where contested in good faith by appropriate proceedings, provided such deficiencies have been reserved for on the Latest Balance Sheet), and there are no other audits or investigations by any Governmental Entity in progress, nor has the Company or any of its Subsidiaries received any written notice from any Governmental Entity that it intends to conduct such an audit or investigation.

                (f) Neither the Company nor any of its Subsidiaries nor any other person on their behalf has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or such Subsidiary, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (iii) been granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid, or (iv) granted to any person any power of attorney that is currently in force with respect to any Tax matter.

                (g) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign income Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) prepaid amount received on or prior to the Closing Date.

                (h) Neither the Company nor any of its Subsidiaries is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligations to make any payments after the Closing.

                (i) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or any of its Subsidiary by reason of Section 280G of the Code as a result of the transactions contemplated by this Agreement.

                (j) Neither the Company nor any of its Subsidiaries is subject to any private letter ruling of the IRS or comparable rulings of any Governmental Entity.

                (k) Neither the Company nor any of its Subsidiaries has ever been a member of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes other than a group in which the Company was the common parent.

                (l) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

                (m) The Company and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

           4.12 Material Contracts and Commitments.

                (a) Except as set forth on the attached Material Contracts Schedule, neither the Company nor any of its Subsidiaries as of the date of this Agreement is a party to any written:

                    (i) contract relating to the incurrence, assumption or guarantee of any indebtedness or to mortgaging, pledging or otherwise placing a Lien on any of the Company's and its Subsidiaries' assets, other than Permitted Liens;

                    (ii) license or royalty agreement involving expected payments of more than $100,000 in 2005;

                    (iii) contract imposing any geographic restrictions upon the ability of the Company and its Subsidiaries to freely engage in their businesses anywhere in the world or limiting their right to compete in any line of business;

                    (iv) guaranty of any obligation of any Person (other than the Company or its Subsidiaries);

                    (v) contract relating to the supply, manufacturing, distribution, marketing, advertising or promotion of products or services (to or for the Company or its Subsidiaries) involving in any such case payments of more than $100,000 per year (other than sales or purchases made pursuant to purchase orders in the ordinary course of business);

                    (vi) contract relating to the pending acquisition of a business or, except for inventory and other tangible property acquired in the ordinary course of business, assets having a fair market value in excess of $100,000;

                    (vii) contract relating to the pending sale of any assets or the grant to any Person of any preferential rights to purchase any of its assets involving more than $100,000, other than sales of inventory in the ordinary course of business;

                    (viii) contract with any labor union or association or collective bargaining agreement;

                    (ix) consulting agreement providing for payments thereunder by the Company in excess of $100,000 per year;

                    (x) Intellectual Property Licenses (excluding (A) licenses for software licensed to the Company or any of its Subsidiaries on customary terms for a license fee in any one year of no more than $50,000 and (B) licenses granted by the Company or any of its Subsidiaries in the ordinary course of business);

                    (xi) contract (other than Terminated Contracts) under which a Person (other than the Company or any Subsidiary) is advanced or loaned an amount exceeding $100,000;

                    (xii) contract with any stockholder or any current or former officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries;

                    (xiii) contract pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; or

                    (xiv) contract providing for severance, retention, change in control or other similar payments;

                    (xv) contract for the employment of any individual on a full-time, part-time or consulting or other basis providing annual compensation in excess of $100,000; or

                    (xvi) contract (or group of related contracts) not otherwise listed on the Material Contracts Schedule which involves the expenditure of more than $250,000 annually or $500,000 in the aggregate.

                    (xvii) outstanding material agreement of guaranty, surety or indemnification (excluding Intellectual Property Licenses entered into in the ordinary course of business), by the Company or any of its Subsidiaries.

                (b) The Company has made available to Buyer a true and correct copy of all written contracts which are referred to on the Material Contracts Schedule, together with all material amendments, waivers or other changes thereto.

                (c) Each of the contracts listed on the Material Contracts
Schedule is in full force and effect and is the legal, valid and binding obligation of the Company and/or its Subsidiaries, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in material default under any contract listed on the Material Contracts Schedule, nor to the knowledge of the Company, is any other party to any contract listed on the Material Contracts Schedule in default thereunder, and to the knowledge of the Company no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder. To the Company's knowledge, no party to any of the contracts listed on the Material Contracts Schedule has exercised any termination or indemnification rights with respect thereto.

           4.13 Undisclosed Liabilities. Except (i) as set forth on the attached Undisclosed Liabilities Schedule, (ii) for liabilities to be performed under existing contracts or agreements in the ordinary course of business, (iii) as reflected or reserved against (or not required under GAAP to be so reflected or reserved against) on the Latest Balance Sheet and the associated statements of income and cash flows for the 11-month period ended May 31, 2005 or the notes thereto or (iv) for Liabilities that have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort or violation of law), neither the Company nor any of its Subsidiaries has liabilities of any nature whatsoever (whether absolute, accrued, contingent, disputed or otherwise).

           4.14 Intellectual Property.

                (a) Section 4.14(a) of the Intellectual Property Schedule contains a true and complete list of all of the issued Patents and pending Patent applications, registered trademarks and service marks and pending applications for the registration of trademarks and service marks, registered Copyrights and pending applications for the registration of Copyrights, and Internet domain name registrations, owned or filed by the Company or any of its Subsidiaries (collectively, "Registered Intellectual Property"). Section 4.14(a) of the Intellectual Property Schedule further lists (i) the record owner of each such item of Registered Intellectual Property, (ii) the jurisdictions in which each such item of Registered Intellectual Property has been issued or registered or in which each such application for issuance or registration of such item of Registered Intellectual Property has been filed; and (iii) the material unregistered trademarks and service marks and the corporate names and trade names used currently by the Company or any of its Subsidiaries in their respective businesses.

                (b) Except as set forth on Section 4.14(b) of the Intellectual Property Schedule, the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to the Registered Intellectual Property, except for non-exclusive licenses granted by the Company or any of its Subsidiaries for its respective products in the ordinary course of business under written license agreements, copies of which the Company has made available to Buyer. To the knowledge of the Company, the Company and each of its Subsidiaries is either the sole and exclusive owner of, or has a valid and enforceable right to use, sell, license or otherwise commercially exploit, as the case may be, all other Intellectual Property used, sold, licensed or otherwise commercially exploited by the Company and each of its Subsidiaries in their respective businesses as currently conducted, free and clear of all Liens (except for Permitted Liens).

                (c) Except as set forth in Section 4.14(c) of the Intellectual Property Schedule, the Intellectual Property owned by or licensed to the Company or any of its Subsidiaries includes in all material respects the intellectual property rights reasonably necessary to enable the Company and its Subsidiaries to conduct their businesses in the manner in which such businesses are currently being conducted.

                (d) Except as set forth in Section 4.14(d) of the Intellectual Property Schedule: (i) neither the Company nor any of its Subsidiaries has received any unsolicited offer to license any Intellectual Property from any third Person; and (ii) to the knowledge of the Company, no third Person is infringing, violating or misusing or has misappropriated any Intellectual Property owned by the Company or any of its Subsidiaries, and no such claims have been made against any Person by the Company or any of its Subsidiaries within the five (5) year period prior to the date of this Agreement.

                (e) Except as set forth in Section 4.14(e) of the Intellectual Property Schedule, neither the Company nor any of its Subsidiaries: (i) has licensed to any third Person any source code for any of the Company's or any of its Subsidiaries' products; or (ii) is currently a party to a source code escrow agreement or any other agreement (or is currently a party to any agreement obligating the Company or any of its Subsidiaries to enter into a source code escrow agreement or other agreement) requiring the deposit of source code or related materials for any of the Company's or any of its Subsidiaries' products.

                (f) To the knowledge of the Company, the use, practice or other commercial exploitation of the Company's Intellectual Property by the Company or any of its Subsidiaries and the manufacturing, licensing, marketing, importation, offer for sale, sale or use of the Company's Software, and the operation of the Company's and its Subsidiaries' businesses do not infringe, constitute an unauthorized use of or misappropriate any Intellectual Property of any third Person or constitute unfair competition or trade practices under the laws of any jurisdiction.

                (g) Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company's knowledge, threatened claim, action, suit, arbitration, mediation, inquiry, proceeding or investigation that involves a claim of infringement, unauthorized use, or violation of any Intellectual Property by any Person against the Company or any of its Subsidiaries or that challenges the ownership, use, validity or enforceability of any Intellectual Property owned or used by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written (including by electronic mail) notice of any such threatened claim. To the knowledge of the Company, all of the Company's and its Subsidiaries' respective rights in and to the Intellectual Property owned by the Company or any of its Subsidiaries are valid and enforceable.

                (h) There are no orders, injunctions, judgments, decrees, rulings, settlement agreements, stipulations, writs, assessments or arbitration awards to which the Company or any of its Subsidiaries is a party or, to the Company's knowledge, by which the Company or any of its Subsidiaries is bound that restrict the Company's or any of its Subsidiaries' right to use any Intellectual Property.

                (i) All registration, maintenance, renewal and other relevant filing fees due through the date hereof in connection with Registered Intellectual Property owned by the Company or any of its Subsidiaries have been timely paid, and all necessary documents and certificates in connection with such Registered Intellectual Property have been timely filed with the relevant patent, trademark, copyright or other relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Registered Intellectual Property.

                (j) Neither the Company nor any of its Subsidiaries is required to make any payments by way of royalties, fees or otherwise in excess, in the aggregate, of $50,000 in any one year to any particular owner or licensor of or other claimant to any Intellectual Property, or other third party, with respect to the use of any Intellectual Property in connection with the conduct of the businesses of the Company and its Subsidiaries as currently conducted.

                (k) No Trade Secret or any other non-public, proprietary information material to the businesses of the Company or its Subsidiaries as currently conducted has been authorized to be disclosed or, to the knowledge of the Company, has been actually disclosed by the Company or any of its Subsidiaries to any employee or any third party other than pursuant to a written nondisclosure agreement restricting the disclosure and use of such Trade Secrets and proprietary information. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all material Trade Secrets of the Company and its Subsidiaries. Each employee, consultant and independent contractor of the Company or its Subsidiaries whose duties include the development, creation or conception of any Intellectual Property or any products or services of the Company or any of its Subsidiaries has entered into a written nondisclosure and invention assignment agreement with the Company or the applicable Subsidiary in a form provided to Buyer.

                (l) The Intellectual Property Schedule sets forth a complete and accurate list of (i) all Software products licensed to third Persons by or on behalf of the Company or any of its Subsidiaries and (ii) all Software not exclusively owned by the Company or any of its Subsidiaries and incorporated, embedded or bundled with any Software product listed in subclause (i) above (excluding such Software licensed to the Company or any of its Subsidiaries under a shrink-wrap or click-through agreement on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000).

                (m) Neither the Company nor any of its Subsidiaries has incorporated and distributed any "open source," "freeware," "shareware" or other Software products developed, licensed and distributed by the Company or any of its Subsidiaries in such a way as to require the disclosure of the Company's or any of its Subsidiaries' source code to the general public on terms other than terms utilized by the Company or any of its Subsidiaries in the ordinary course.

                (n) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Surviving Corporation's or its Subsidiaries right to own or use any of the Intellectual Property owned or used by the Company and its Subsidiaries immediately prior to the Closing; provided, however, that it shall not be a breach of this representation by Sellers if, upon the consummation of the transactions contemplated hereby, there is a loss or impairment of the Surviving Corporation's or its Subsidiaries' right to own or use any of the Intellectual Property owned or used by the Company and its Subsidiaries immediately prior to the Closing, that is caused by a preexisting obligation of Buyer.

                (o) To the knowledge of the Company, neither this Agreement nor any transaction contemplated by this Agreement will result in the grant of any right or license with respect to any Intellectual Property owned or used by the Company or any of its Subsidiaries, to any Person pursuant to any agreement or contract to which the Company or any of its Subsidiaries is a party or, to the Company's knowledge, by which any of the Company's or any of its Subsidiaries' assets or properties are bound.

                (p) There are no outstanding claims for breach of an express warranty given by the Company or any of its Subsidiaries in connection with any products licensed or sold, or any services provided, by or on behalf of the Company or any of its Subsidiaries to any Person.

           4.15 Litigation. Except as set forth on the attached Litigation Schedule, there are no material actions, suits or proceedings or, to the knowledge of the Company, claims or investigations pending or, of which the Company has knowledge, overtly threatened against the Company or any Subsidiary or their assets or properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and neither the Company nor any Subsidiary is subject to any outstanding judgment, writ, injunction order or decree of any court or Governmental Entity.

           4.16 Employee Benefit Plans.

                (a) Except as listed on the attached Employee Benefits Schedule, with respect to employees of the Company or any of its Subsidiaries, neither the Company nor any Subsidiary maintains or contributes to any "employee benefit plans" (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any other employee benefit plans, policies, agreements or arrangements or payroll practices, including, without limitation, individual consulting or other compensation agreements, bonus or other incentive compensation, stock purchase, equity or equity-based compensation, deferred compensation, change in control, retention, severance, sick leave, vacation, loans, salary continuation, health or life insurance or education assistance plans, policies, agreements or arrangements with respect to which the Company or any of its Subsidiaries has any obligation or liability, contingent or otherwise, for current or former employees, consultants or directors of the Company or any of its Subsidiaries (the "Plans"). Neither the Company, nor any of its Subsidiaries nor any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with any of them under Section 414(b), (c), (m) or (o) of the Code has, at any time within the last six years, maintained, contributed to, or had any obligation to contribute to, or has any liability (fixed or contingent) with respect to, any plan subject to Title IV of ERISA or to the funding requirements of Section 412 of the Code including any plan which constituted a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or any plan subject to Sections 4063 or 4064 of ERISA. Each of the Plans that is intended to be qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the Internal Revenue Service (the "IRS") and nothing has occurred with respect to the operation of the Plans that could reasonably be expected to cause the loss of such qualification or exemption, or the imposition of any liability, penalty or tax under ERISA or the Code. The Plans comply in form and in operation in all material respects with their terms and the requirements of the Code, ERISA and all other applicable law.

                (b) Correct and complete copies of the following documents with respect to each of the Plans have been delivered or otherwise made available to Buyer by the Company to the extent applicable: (i) any plans and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto, (iii) the most recent actuarial report, if any; (iv) the most recent IRS determination letter; (v) the most recent summary plan descriptions; and (vi) written summaries of all non-written Plans.

                (c) The Company has not incurred any liability as a result of the failure to comply with the requirements of COBRA, nor does the Company reasonably expect to incur any such liability as a result of any other trade or business that, together with the Company, is treated as a single employer under
Section 414(b) or (c) of the Code or Section 4001 of ERISA.

                (d) None of the Plans provides for medical or death benefits beyond termination of service or retirement, other than (i) pursuant to COBRA and at the expense of the participant or a beneficiary of a participant or (ii) death or retirement benefits under a Plan qualified under Section 401(a) of the Code.

                (e) Except as set forth on the Employee Benefits Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, without regard to any action taken by Buyer or the Surviving Corporation following the Effective Time, (i) result in any payment becoming due to any employee of the Company or its Subsidiaries,
(ii) increase any benefits otherwise payable under any Plan, (iii) result in the acceleration of the time of payment or vesting of rights (other than rights consisting solely of equity securities, the vesting of which does not alter the representation made in Section 4.05)to any such benefits under any Plan (other than a Plan consisting solely of interests in the equity securities of the Company) or (iv) require any contributions or payments to fund any obligations under any Plan.

                (f) There are no material pending actions, claims or lawsuits arising from or relating to any Plan (other than routine benefit claims).

           4.17 Insurance. The attached Insurance Schedule lists each material insurance policy maintained by the Company and its Subsidiaries. All of such insurance policies are in full force and effect, and neither the Company nor any Subsidiary is in material default with respect to its obligations under any of such insurance policies, except for defaults of which the Company has no knowledge.

           4.18 Compliance with Laws; Permits. The Company and each Subsidiary is in material compliance with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Except as set forth on the attached Permits Schedule, the Company and its Subsidiaries hold and are in material compliance with, all material permits, licenses, certificates, accreditations or other authorizations or consents of a Governmental Entity ("Permits") required for the conduct of the businesses of the Company and its Subsidiaries (including the operation of the Company's and its Subsidiaries' real property and tangible assets). This Section 4.18 does not address compliance with, or permits, licenses and other authorizations required under, Environmental Requirements, which are addressed solely in Section 4.19.

           4.19 Environmental Matters. Except as set forth on the attached Environmental Matters Schedule:

                (a) The Company and its Subsidiaries are and have for the past three years been in compliance with all Environmental Requirements other than any failures to comply that would not individually or in the aggregate reasonably be expected to result in the Company or its Subsidiaries incurring material liability of Damages under Environmental Requirements.

                (b) The Company and its Subsidiaries have obtained and currently maintain all permits, licenses and other authorizations required under Environmental Requirements, other than such requirements of which the Company has no knowledge, and the Company and its Subsidiaries are and have been in material compliance with such permits, licenses and authorizations other than for failures to comply that would not individually or in the aggregate reasonably be expected to result in the Company or its Subsidiaries incurring material liability of Damages under Environmental Requirements.

                (c) Neither the Company nor any Subsidiary has, within the past three years, received any written notice of violation of Environmental Requirements or any liability arising under Environmental Requirements, including any investigatory, remedial or corrective obligation, relating to the Company, its Subsidiaries or their facilities, the subject of which is unresolved, and neither the Company nor any of its Subsidiaries is subject to any pending or, to the knowledge of the Company, threatened action, proceeding or suit alleging material noncompliance with or material liability under any Environmental Requirements.

                (d) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is party to, or subject to the terms of, any material governmental order that imposes a material liability or obligation under any Environmental Requirements in connection with its respective businesses.

                (e) The Company has provided or made available to Buyer copies of all material environmental, health and safety assessments, audits, investigations, analyses and other such reports relating to the Company or any of its Subsidiaries or any real property currently or formerly owned or operated by the Company or any of its Subsidiaries in each case that are in the possession or under the reasonable control of the Company.

           This Section 4.19 constitutes the sole and exclusive representations and warranties of the Company with respect to any environmental, health or safety matters, including any arising under Environmental Requirements.

           4.20 Affiliated Transactions. Except as set forth on the attached Affiliated Transactions Schedule, the Company has no knowledge that any officer, director, stockholder or Affiliate of the Company or its Subsidiaries is a party to any material agreement, contract, commitment or transaction with the Company or its Subsidiaries or has any material interest in any material property used by the Company or its Subsidiaries.

           4.21 Employees. Except as set forth on the attached Employee Schedule, none of the Company and its Subsidiaries has experienced any strike, work stoppage, slowdowns, lockouts or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past two years, nor does the Company have knowledge of any facts nor circumstances which could reasonably be expected to form the bases for any of the foregoing and none of the Company and its Subsidiaries has committed any material unfair labor practice. Except as set forth on the attached Employee Schedule, that Company has no knowledge that any organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and its Subsidiaries. The attached Employee Schedule sets forth a true and complete list as of the date of this Agreement of each employee of the Company and its Subsidiaries whose annual salary exceeds $150,000. Except as set forth on the attached Employee Schedule, none of the Company or any of its Subsidiaries is party to any written employment agreement.

                (b) The Company and its Subsidiaries are in compliance in all material respects with all Laws relating to the employment of labor, including all such laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101, et seq. ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security Taxes and any similar Tax.

                (c) There are no complaints, charges or claims against the Company or any Subsidiary pending or, to the Company's knowledge, threatened to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with or otherwise relating to the employment or services, or termination of employment or services, of any individual by the Company or any Subsidiary and, to the knowledge of the Company, there are no facts and circumstances which could reasonably be expected to form the basis for any of the foregoing.

           4.22 Brokerage. Except as described on the Brokerage Schedule, no Person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company for which Buyer could become liable or obligated.

           4.23 Customers and Suppliers. The Customers and Suppliers Schedule sets forth (a) a list of the ten largest customers of the Company and its Subsidiaries based on sales during the fiscal year ended June 30, 2004, and (b) a list of the ten largest suppliers of the Company and its Subsidiaries based on purchases during the fiscal year ended June 30, 2004.

           4.24 Minute Books; Stock Record Books. True copies of the Company's and its Subsidiaries' minute books and stock record books have been made available to Buyer and Merger Sub. The minute books of the Company and its Subsidiaries contain, or will contain at Closing, complete originals or copies of all minutes of meetings of and actions by their respective stockholders, boards and all committees thereof, and accurately reflect in all material respects all corporate actions of the Company and its Subsidiaries which are required by law, their respective certificate of incorporation or bylaws (or other organizational documents) to be passed upon by their respective boards or stockholders.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB
             ------------------------------------------------------

           Buyer and Merger Sub jointly and severally represent and warrant to the Company that:

           5.01 Organization and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

           5.02 Authorization; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by each of Buyer and Merger Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on the part of Buyer or Merger Sub are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by each of Buyer and Merger Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of each such party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

           5.03 No Breach. Neither Buyer nor Merger Sub is subject to or obligated under its respective certificate of incorporation or bylaws any applicable law, or rule or regulation of any governmental authority, or any material agreement or instrument, or any material license, franchise or permit, or subject to any order, writ, injunction or decree, which would materially and adversely affect the ability of Buyer or Merger Sub to consummate the transactions contemplated hereby.

           5.04 Governmental Consents, etc.. Except for the applicable requirements of the HSR Act and Blue Sky Laws, corporate authorizations already obtained and the clearance, consent and approval requirements listed on the Buyer Authorization Schedule, neither Buyer nor Merger Sub is required to submit any notice or report to, or approval application or other filing with any Governmental Entity and no clearance, consent, approval or authorization of any Governmental Entity or any other party or Person is required to be obtained by Buyer or Merger Sub in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby. Neither Buyer nor Merger Sub is subject to any outstanding judgment, order or decree of any court or Governmental Entity which could prohibit or adversely affect its respective ability to enter into this Agreement or consummate the transactions contemplated hereby.

           5.05 Litigation. There are no actions, suits or proceedings pending or, to Buyer's knowledge, overtly threatened against Buyer or Merger Sub at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer's or Merger Sub's performance under this Agreement or the consummation of the transactions contemplated hereby.

           5.06 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer or Merger Sub for which the Company, the Representative or the Sellers could become liable or obligated.

           5.07 Investment Representation. Buyer is acquiring the Company Shares for its own account with the present intention of holding such securities for investment purposes and not with a view to any public distribution of such securities in violation of any federal or state securities laws. Buyer is an "accredited investor" as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. Buyer acknowledges that the Company Shares have not been registered under the Securities Act or the Exchange Act or any state or foreign securities laws and that the Company Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state or foreign securities laws or pursuant to an exemption from registration under the Securities Act or the Exchange Act and any applicable state or foreign securities laws.

           5.08 Sufficient Funds. Cash available to Buyer, together with funds to be borrowed under committed borrowing facilities the ("Financing") are sufficient to enable Buyer to consummate the transactions contemplated hereby and to pay all related fees and expenses for which Buyer will be responsible. The Company affirms that it is not a condition to Closing or any of its other obligations under this Agreement that Buyer and/or Merger Sub obtain financing for or related to any of the transactions contemplated hereby.

           5.09 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, the Surviving Corporation and each of its Subsidiaries shall be Solvent. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or its Subsidiaries. For purposes of this Agreement, "Solvent" when used with respect to the Surviving Corporation, means that, as of any date of determination (i) the Present Fair Salable Value of its assets will, as of such date, exceed all of its liabilities, contingent or otherwise, as of such date, (ii) the Surviving Corporation will not have, as of such date, an unreasonably small amount of capital for the business in which it is engaged or will be engaged and (iii) the Surviving Corporation will be able to pay its debts as they become absolute and mature, in the ordinary course of business, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its indebtedness, in each case after giving effect to the transactions contemplated by this Agreement. The term "Solvency" shall have a correlative meaning. For purposes of the definition of "Solvent", (A) "debt" means liability on a "claim"; and (B) "claim" means (i) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured or
(ii) the right to an equitable remedy for a breach in performance if such breach gives rise to a right to payment, whether or not such equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. "Present Fair Salable Value" means the amount that may be realized if the aggregate assets of the Surviving Corporation (including goodwill) are sold as an entirety with reasonable promptness in an arms length transaction under present conditions for the sale of comparable business enterprises.

           5.10 No Knowledge of Misrepresentations or Omissions. Buyer has no knowledge that the representations and warranties of the Company in this Agreement and the schedules are untrue or incorrect in any material respect, and Buyer has no knowledge of any material errors in, or material omissions from, the schedules to this Agreement. For purposes of this Section 5.10, the term "knowledge" means the actual personal knowledge, without imputation of any other Person and without independent investigation, of A. Laurence Jones, Mary Beth Loesch, Richard Rew, Gregory Petersen and Pervez Qureshi.ARTICLE VI

                          CERTAIN PRE-CLOSING COVENANTS
                          -----------------------------

           6.01 Conduct of the Business.

                (a) From the date hereof until the Effective Time or the earlier termination of this Agreement, the Company shall use its commercially reasonable efforts to carry on its and its Subsidiaries' businesses in the ordinary course of business and substantially in the same manner as previously conducted unless Buyer shall have consented (which consent will not be unreasonably withheld or delayed).

                (b) From the date hereof until the Effective Time or the earlier termination of this Agreement, except as otherwise provided for by this Agreement, required by law, or consented to by Buyer (which consent shall not be unreasonably withheld or delayed), the Company shall not, and shall not permit any Subsidiary to, (i) issue, sell dispose of, pledge, redeem or otherwise encumber any shares of its or any Subsidiary's capital stock, (ii) issue, sell dispose of, pledge, redeem or otherwise encumber any securities convertible into, or options with respect to, warrants to purchase, or rights to subscribe for, any shares of its or any Subsidiary's capital stock, (iii) effect any recapitalization, reclassification, stock dividend, stock split or like change in its capitalization (iv) amend its or any Subsidiary's certificate or articles of incorporation or bylaws (or equivalent organizational documents), except for amendments which do not impair the consummation of the transactions contemplated hereby, (v) take any of the actions listed in Section 4.07, (vi) materially modify, amend, terminate or relinquish any material contract, license or other right (including, any insurance policy naming it as a beneficiary or a loss payable payee), other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice and those contemplated by this Agreement, (vii) (A) grant any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries;
(B) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries; (C) increase benefits payable under any existing severance or termination pay policies or employment agreements; or (D) increase compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, or
(viii) (A) make or revoke any material election relating to Taxes, (B) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, (C) file any amended Tax Return, or (D) change any material methods of reporting income or deductions for federal income tax purposes.

           6.02 Access to Books and Records. From the date hereof until the Effective Time or the earlier termination of this Agreement, subject to Section
7.02 below, the Company shall provide Buyer and its authorized representatives ("Buyer's Representatives") with commercially reasonable access, at all reasonable times and upon reasonable notice, to the offices, properties, personnel, books and records of the Company and its Subsidiaries in order for Buyer to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company and its Subsidiaries; provided, however, that such investigation shall not unreasonably interfere with the business operations of the Company and its Subsidiaries. Buyer acknowledges that it remains bound by the Confidentiality Agreement, dated June 1, 2005, for the benefit of the Company (the "Confidentiality Agreement"); provided that such Confidentiality Agreement shall terminate automatically, notwithstanding any terms or conditions therein to the contrary, at the Effective Time.

           6.03 Exclusive Dealing. During the period from the date of this Agreement through the Effective Time or the earlier termination of this Agreement pursuant to Section 8.01 below, the Company shall not encourage, initiate or engage in or take other actions to facilitate discussions or negotiations with, or provide any information to, or enter into any agreement with any Person (other than Buyer and Buyer's Representatives) concerning any purchase of the capital stock of the Company, any merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company, any sale of all or substantially all of the assets of the Company and its Subsidiaries or similar transaction involving the Company (other than assets sold in the ordinary course of business).

           6.04 Stockholder Approval. The Company shall deliver to Buyer (i) immediately following the execution and delivery of this Agreement by the parties, a written consent, executed by stockholders of the Company holding at least 90% of the issued and outstanding Company Shares, approving this Agreement and the transactions contemplated hereby and (ii) as soon as reasonably practicable after the date hereof, but in no event more than ten (10) business days after the execution of this Agreement, a written consent, executed by the remaining stockholders, approving this Agreement and the transactions contemplated hereby.

           6.05 Consents. Buyer and Merger Sub acknowledge that certain consents to the transactions contemplated by this Agreement may be required from parties to contracts, leases, licenses or other agreements to which the Company and/or its Subsidiaries is a party and such consents have not been obtained. Buyer and Merger Sub agree that neither the Company nor any Seller shall have any liability whatsoever to Buyer or Merger Sub (and Buyer shall not be entitled to assert any claims against the Escrow Account) arising out of or relating to the failure to obtain any consents set forth herein or in the Schedules hereto that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default, acceleration or termination of any such contract, lease, license or other agreement as a result thereof. Buyer and Merger Sub further agree that no representation, warranty or covenant of the Company contained herein shall be breached or deemed breached and no condition of Buyer or Merger Sub shall be deemed not to be satisfied as a result of the failure to obtain any consent set forth herein or in the Schedules hereto or as a result of any such default, acceleration or termination or any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any consent or any such default, acceleration or termination as a result thereof. Prior to the Closing, the Company and Buyer shall cooperate in any reasonable manner and use their reasonable best efforts, to obtain any such consents; provided that such cooperation shall not include any requirement of Buyer, the Company or any of their respective Affiliates to commence any litigation or offer or grant any accommodation (financial or otherwise) or pay any consideration to any third party from whom such consent or approval is required.

           6.06 Cooperation with Financing. In order to assist with obtaining the Financing, the Representative and the Company shall, and the Company shall cause its Subsidiaries to, provide such assistance and cooperation as Buyer and its Affiliates may reasonably request, including (i) assisting Buyer in preparing any offering memorandum or similar document or marketing material, and, cooperating with initial purchasers or placement agents, (ii) making senior management of the Company and its Subsidiaries reasonably available for customary "roadshow" or syndication, presentations, lender or proposed financing source meetings and rating agencies presentations, and (iii) cooperating with prospective lenders, underwriters, placement agents or initial purchasers and their respective advisors in performing their due diligence.

           6.07 Reports.

           The Company shall deliver, within 25 days after the end of each month ended prior to the Effective Time, a monthly report consisting of the monthly financial data generated by the Company's internal accounting system for use by senior and financial management.

           6.08 Minute Books. Prior to Closing, the Company shall deliver to Buyer true and correct copies of the minute books and stock records of the Company's Subsidiaries. Such minute books shall contain complete originals or copies of each Subsidiary's certificate of incorporation and bylaws (or other similar organizational documents), all minutes of meetings of and actions by their respective stockholders, boards and all committees thereof, including such minutes and/or written consents indicating the current officers and directors of each such Subsidiary and shall be in such conditions as is reasonably acceptable to Buyer.

                                   ARTICLE VII

                    CERTAIN COVENANTS OF BUYER AND MERGER SUB
                    -----------------------------------------

           7.01 Buyer's Solvency. Buyer shall furnish or cause to be furnished to the Company copies of any solvency opinions obtained by Buyer from third parties in connection with the financing of the transactions contemplated by this Agreement, to the extent contractually permitted by the issuer of such opinion; provided, however that this Section 7.01 shall not obligate Buyer to provide any such opinion unless it is otherwise required by any third person (other than the Company) to be issued for any reason. Buyer shall use commercially reasonable efforts to cause the firms issuing any such solvency opinions to allow the Company to rely thereon; provided that Buyer shall have no obligation to do so to the extent the expense associated with obtaining such reliance would exceed $100,000. Buyer shall furnish or cause to be furnished to the Company copies of any solvency certificates delivered by Buyer, Merger Sub or any of their respective Subsidiaries or Affiliates to any of their respective sources of financing in connection with the transactions contemplated hereby and such certificates shall permit the Company's reliance thereon.

           7.02 Contact with Customers and Suppliers. Prior to the Effective Time, Buyer and Buyer's Representatives shall not contact or otherwise communicate with the customers and suppliers of the Company and its Subsidiaries without the prior written consent of the Company; provided, however, that Buyer and Buyer's representatives shall be permitted to communicate in the ordinary course of business with such customers and suppliers with whom Buyer and its Representatives currently do business.

           7.03 Access to Books and Records. From and after the Effective Time, Buyer shall, and shall cause the Surviving Corporation and its Subsidiaries to, provide the Representative (on behalf of the Sellers) and its authorized representatives with access at all reasonable times to the offices, properties, personnel and books and records of the Surviving Corporation and its Subsidiaries with respect to periods prior to the Closing Date in connection with any insurance claims by, legal proceedings against or governmental investigations of the Sellers, or the preparation of Tax Returns; provided, however, that such investigation shall not unreasonably interfere with the business operations of the Surviving Corporation and its Subsidiaries. Unless otherwise consented to by the Representative, Buyer and Merger Sub shall not permit the Surviving Corporation or its Subsidiaries, for a period of three years following the Closing Date, to destroy, alter or otherwise dispose of any material books and records of the Surviving Corporation or its Subsidiaries, or any portions thereof, relating to periods prior to the Closing Date without first giving reasonable prior notice to the Representative and offering to surrender to the Representative (on behalf of the Sellers) such books and records or such portions thereof.

           7.04 Certain Charter Provisions.

                (a) For a period of six years after the Closing, Buyer shall not, and shall not permit the Surviving Corporation or any of its Subsidiaries to, amend, repeal or modify any provision in the Surviving Corporation's or any of its Subsidiaries' certificate or articles of incorporation or bylaws or code of regulations (or equivalent governance documents) relating to the exculpation or indemnification of any officers and directors (unless required by law) as is effect on the date hereof, it being the intent of the parties that the officers and directors of the Company and its Subsidiaries shall continue to be entitled to such exculpation and indemnification to the full extent of the law.

                (b) In the event that Buyer, the Surviving Corporation, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation, as the case may be, honor the obligations set forth in this Section 7.04.

           7.05 Facility Closings; Employee Layoffs. For a period of ninety (90) days after the Closing Date, neither Buyer nor the Surviving Corporation shall terminate any employees of the Company or any of its Subsidiaries in such numbers as would trigger any Liability under WARN or any state plant closing or severance law. Buyer shall cause the Surviving Corporation and its subsidiaries to comply with any notice or filing requirements under WARN and any state plant closing or severance law.

           7.06 Employee Benefits.

                (a) Buyer and the Surviving Corporation shall provide employees of the Surviving Corporation and its Subsidiaries as of the Closing Date with compensation and benefits that are substantially comparable in the aggregate (taking into account base pay, bonus, and other incentive compensation, but excluding any equity compensation) to those in effect immediately prior to the Closing Date for a period of at least one year following the Closing Date. In addition, Buyer shall cause the Surviving Corporation and its Subsidiaries to provide severance benefits to any employee of the Surviving Corporation or its Subsidiaries who is terminated within one year after the Closing Date that are at least as favorable as those that exist under current Company policies and plans.

                (b) Without limiting the generality of paragraph (a) of this
Section 7.06, with respect to any employee benefit plans as may be maintained for employees of the Surviving Corporation and its Subsidiaries from time to time following the Effective Time by Buyer, the Surviving Corporation or any Subsidiary of the Surviving Corporation (including without limitation plans or policies providing severance benefits and vacation entitlement), service by such employees performed for the Company and any of its Subsidiaries (or a predecessor to the Company's or any of its Subsidiaries' business or assets) shall be treated as service with Buyer, the Surviving Corporation or any of their respective Subsidiaries, as the case may be, for purposes of determining eligibility to participate and vesting but not for purposes of benefit accrual (except for purposes of calculating benefits under any vacation, severance or sick leave plan). Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations, and Buyer shall credit or cause the Surviving Corporation to credit towards co-payments, deductibles and out-of-pocket maximums under any employee welfare benefit plan maintained by Buyer, the Surviving Corporation or any of their respective Subsidiaries any analogous payments by any such employees under a Plan in the plan year in which the Effective Time occurs. Buyer also shall honor or cause the Surviving Corporation to honor all vacation, personal and sick days accrued by the such employees under the plans, policies, programs and arrangements of the Company or any of its Subsidiaries immediately prior to the Effective Time.

                (c) Without limiting the generality of paragraph (a) of this
Section 7.06, Buyer shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their terms, and shall, or shall cause its Subsidiaries (including the Surviving Corporation) to, make required payments when due under, all benefit plans maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party (including without limitation employment, incentive and severance agreements and arrangements and the Company's and its Subsidiaries' 2005 bonus plan as it exists on the date hereof), that are applicable with respect to any employees of the Company, the Surviving Corporation or any of their respective Subsidiaries or any director of the Company or any of its Subsidiaries (whether current, former or retired) or their beneficiaries. For the avoidance of doubt, nothing herein shall be interpreted as preventing Buyer or Surviving Corporation from amending, modifying or terminating any Plans or other employee benefit plans, contracts, arrangements, commitments or understandings in accordance with their terms and applicable laws and regulations.

                (d) At Buyer's request, which shall be made no later than 60 days prior to the Closing Date, the Company shall take all actions necessary to terminate the Company Employees Profit Sharing Plan effective immediately prior to the Closing Date. As soon as practicable following the Closing Date, but in no event more than sixty (60) days thereafter, Buyer shall take any and all necessary action to cause the trustee of the savings plan designated or established by Buyer ("Buyer's Savings Plan"), if requested by the participant of the Company Employees Profit Sharing Plan, to accept a direct "rollover" in cash of all or a portion of such employee's distribution in accordance with the terms and conditions of such plan from the Company Employees Profit Sharing Plan. In the case of a participant with an outstanding loan under the Company Employees Profit Sharing Plan, Buyer and the Company shall take any and all necessary action to permit the participant to make a direct rollover of such outstanding loan balance to Buyer's Savings Plan; provided, however, that any such direct rollover shall be of the participant's entire account balance under the Company Employees Profit Sharing Plan.

                                  ARTICLE VIII

                                   TERMINATION
                                   -----------

           8.01 Termination. This Agreement may be terminated in writing at any time prior to the Effective Time:

                (a) by the mutual written consent of Buyer, Merger Sub and the Company;

                (b) by Buyer and Merger Sub, if there has been a violation or breach by the Company of any covenant, agreement, representation or warranty contained in this Agreement that would cause any condition to the obligations of Buyer and Merger Sub at the Closing not to be satisfied and such violation or breach has not been waived by Buyer and Merger Sub or, in the case of a covenant or agreement breach, cured by the Company within fifteen days after notice thereof to the Company from Buyer and Merger Sub;

                (c) by the Company, if there has been a violation or breach by Buyer or Merger Sub of any covenant, agreement, representation or warranty contained in this Agreement that would cause any condition to the obligations of the Company at the Closing not to be satisfied and such violation or breach has not been waived by the Company or, in the case of a covenant or agreement breach, cured by Buyer or Merger Sub, as the case may be, within fifteen days after notice thereof to Buyer or Merger Sub, as the case may be, by the Company; provided that, the failure of Buyer and Merger Sub to deliver the consideration as required pursuant to Section 2.07 above shall not be subject to cure hereunder;

                (d) by either the Representative and the Company, on the one hand, or Buyer and Merger Sub, on the other hand, if (i) the transactions contemplated hereby shall violate any writ, judgment, decree, injunction or similar order of any Governmental Entity that shall have become final and nonappealable or (ii) there shall be any law, statute, rule, regulation, ordinance or other pronouncement having the effect of law of the United States of America, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Entity which makes the transactions contemplated hereby illegal or otherwise prohibited; or

                (e) by Buyer, Merger Sub or the Company, if the transactions contemplated hereby have not been consummated by September 30, 2005; provided, however, that the party seeking termination pursuant to clauses (b)-(e) above is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

           8.02 Effect of Termination. In the event of termination of this Agreement by Buyer, Merger Sub or the Company as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 8.02, ARTICLE XIII and the Confidentiality Agreement each of which shall survive the termination of this Agreement), and there shall be no liability on the part of any of Buyer, Merger Sub, the Company (or any of their respective Affiliates, officers, directors or stockholders) to one another, except for fraud or any willful breaches of the covenants or agreements set forth in this Agreement, or any other willful breaches of the representations or warranties contained in this Agreement at or prior to the time of such termination; provided, however, that the termination of this Agreement by the Company as provided above shall not relieve Buyer of liability for its failure to consummate the transactions contemplated hereby as a result of Buyer's failure to have sufficient funds to consummate the Merger, so long as all other conditions to Buyer's obligation to close have been satisfied..

                                   ARTICLE IX

                                 REPRESENTATIVE
                                 --------------

           9.01 Designation. The parties have agreed that it is desirable to designate a representative to act on behalf of the Sellers for certain limited purposes. The Representative shall serve as the representative of the Sellers with respect to the matters expressly set forth in this Agreement to be performed by the Representative.

           9.02 Authority. The Company and, by their submission of a Letter of Transmittal, each of the Sellers irrevocably appoints the Representative as the agent, proxy and attorney-in-fact for such Seller for all purposes of this Agreement (including the full power and authority on such Seller's behalf (i) to consummate the transactions contemplated herein; (ii) to amend this Agreement or waive any provision hereof; provided, however, in no event shall any such amendment or waiver have a disproportionate impact on any individual Seller or any group of Sellers; (iii) to disburse any funds received hereunder to such Seller and each other Seller, in accordance with the terms and conditions hereof; (iv) to execute such further instruments of assignment and ancillary agreements, statements, certificates, notices or other documents as Buyer or Merger Sub shall reasonably request in order to effect the Merger and the other transactions contemplated by this agreement; provided, however, in no event shall any such instrument or assignment have a disproportionate impact on any individual Seller or any group of Sellers; (v) to take all other actions to be taken by or on behalf of such Seller in connection herewith; and (vi) to do each and every act and exercise any and all rights which such Seller or the Sellers collectively are permitted or required to do or exercise under this Agreement). Each Seller agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Seller. All decisions and actions by the Representative (to the extent authorized by this Agreement) taken in accordance with the terms and conditions of this Section 9.02 shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same. The Representative shall be entitled to engage such counsel, experts, consultants and other advisors as it shall deem necessary in connection with exercising its powers and performing its functions hereunder and (in the absence of fraud, bad faith, willful misconduct or gross negligence on the part of the Representative) shall be entitled to conclusively rely on the opinions and advice of such Persons. The Representative may (but need not) consult with any Seller in connection with exercising its powers and performing its functions hereunder and each Seller shall cooperate with and offer reasonable assistance to the Representative in connection therewith.

           9.03 Authority; Indemnification. Each Seller by execution of a Letter of Transmittal, has agreed that Buyer, Merger Sub and the Surviving Corporation shall be entitled to rely on any action taken by the Representative, on behalf of such Seller, pursuant to and in accordance with Section 9.02 above (an "Authorized Action"), and that each Authorized Action shall be binding on each Seller as fully as if such Seller had taken such Authorized Action. Buyer and Merger Sub agree that the Representative shall have no liability to Buyer and Merger Sub for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud, bad faith, willful misconduct or gross negligence. Each Seller hereby severally, for itself only and not jointly and severally, agrees to indemnify and hold harmless the Representative against all losses, damages, costs, expenses and liabilities of any kind (including reasonable attorneys' fees) incurred by the Representative in connection with, or arising out of, any actions taken or omitted to be taken in its capacity as the Sellers' representative hereunder (except for those arising out of the Representative's bad faith or willful misconduct). The cost of such indemnification shall be an expense of the Representative and shall be satisfied firstly (but not exclusively) by setoff against the funds remaining in the Escrow Account at such time as such funds would otherwise be distributed from the Escrow Account to the Sellers.

           9.04 Exculpation. The Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Seller, except in respect of amounts received on behalf of such Seller. The Representative shall not be liable to any Seller for any action taken or omitted by it or any agent employed by it hereunder or under any other document entered into in connection herewith, except that the Representative shall not be relieved of any liability imposed by law for willful misconduct. The Representative shall not be liable to the Sellers for any apportionment or distribution of payments made by the Representative in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Seller to whom payment was due, but not made, shall be to recover from other Sellers any payment in excess of the amount to which they are determined to have been entitled. The Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement. Neither the Representative nor any agent employed by it shall incur any liability to any Seller by virtue of the failure or refusal of the Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder, except for actions or omissions constituting fraud or bad faith.

                                    ARTICLE X

                                 INDEMNIFICATION
                                 ---------------

           10.01 Agreement to Indemnify.

                (a) From and after the Closing Date and subject to the terms and conditions of this ARTICLE X (including the limitations set forth in the last sentence of this Section 10.01(a), Buyer, the Surviving Corporation and their respective officers, directors, employees, partners, members, agents, representatives, successors and permitted assigns (collectively, the "Buyer Indemnitees") each shall be indemnified and held harmless out of the Escrow Account to the extent set forth in this ARTICLE X in respect of any and all Damages directly incurred by any Buyer Indemnitee as a result of, or arising out of, (i) any inaccuracy or misrepresentation in, or breach of, or failure to perform, on or prior to the Effective Time, any representation, warranty, covenant or agreement made by the Company in this Agreement or (ii) any of the matters set forth on the Special Indemnified Matters Schedule (the "Scheduled Matters"). Notwithstanding the foregoing, (i) no Buyer Indemnitee shall be indemnified under this Section 10.01(a) in respect of any individual claim of Damages that results in Damages of less than $10,000 (and any such Damages shall be disregarded for all purposes of this Section 10.01(a), including in determining whether the Deductible Amount (as defined below) has been exceeded); provided, however, that the $10,000 threshold referred to in this subsection (i) shall not apply to claims for Damages relating to the Scheduled Matters; (ii) no Buyer Indemnitee shall be indemnified under this Section 10.01(a) (except with respect to any inaccuracy or misrepresentation in, or breach of the Special Representations, any covenant or agreement contained herein or the Scheduled Matters) unless and until the aggregate amount of all Damages incurred by any or all of the Buyer Indemnitees hereunder exceeds $1,075,000 (the "Deductible Amount"), whereupon the Buyer Indemnitees shall be entitled to indemnification for all Damages incurred by them; and (iii) the maximum aggregate amount of indemnification that the Buyer Indemnitees may recover under this Section 10.01(a) (except with respect to any inaccuracy or misrepresentation in, or breach of the Special Representations) shall not exceed the remaining funds in the Escrow Account and recourse for such amount shall be limited solely to offsets against the Escrow Account in accordance with this Agreement and the Escrow Agreement.

                (b) From and after the Closing Date and subject to the terms of this ARTICLE X (including the last sentence of this Section 10.01(b)), the Sellers, their Affiliates and their respective officers, directors, employees, partners, members, agents, representatives, successors and permitted assigns (collectively, the "Seller Indemnitees") shall each be indemnified and held harmless to the extent set forth in this ARTICLE X by Buyer in respect of any and all Damages arising out of or in any manner incident, relating or attributable to any inaccuracy or misrepresentation in, or breach of, or failure to perform, any representation, warranty, covenant or agreement made by Buyer or Merger Sub in this Agreement. Notwithstanding the foregoing (i) no Seller Indemnitee shall be indemnified under this Section 10.01(b) except with respect to any inaccuracy or misrepresentation or breach of Section 5.02) unless and until the aggregate amount of all Damages incurred by any or all of the Seller Indemnitees hereunder exceeds $1,075,000 (ii) the maximum aggregate amount of indemnification that the Seller Indemnitees may recover under this Section 10.01(b) shall not exceed the Merger Consideration.

                (c) This ARTICLE X constitutes the Buyer Indemnitees' and Seller Indemnitees' sole and exclusive remedy for any and all Damages or other claims (excluding any actions for specific performance or similar injunctive relief) relating to or arising from this Agreement, any of the agreements, documents and instruments executed and delivered in connection herewith and the transactions contemplated by any of the foregoing, except for claims that may arise against any Seller as a result of the inaccuracy of any letter of transmittal or breach of any representation or warranty of any Seller contained therein. Neither the Buyer Indemnitees nor the Seller Indemnitees may avoid such limitation on liability by seeking damages for breach of contract, tort or pursuant to any other theory of liability, other than claims based on fraud. Notwithstanding any implication herein to the contrary, any indemnification of the Buyer Indemnitees shall be satisfied solely and exclusively by setoff against the funds remaining in the Escrow Account pursuant to the terms hereof and the Escrow Agreement, including the payment of fees and expenses incurred in connection with the defense of a Third Party Claim by the Buyer Indemnitee as set forth in Section
10.04 below. Except as otherwise provided in this Section 10.01 or for claims based on fraud, no claim shall be brought or maintained by Buyer, its Subsidiaries (including, after the Effective Time, the Surviving Corporation and its Subsidiaries) or its or their respective Affiliates, successors or permitted assigns or any other Buyer Indemnitee against any of the Seller Indemnitees, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties or covenants of the Company or any other Person set forth or contained in this Agreement, or any of the agreements, documents and instruments executed and delivered in connection herewith, the subject matter of this Agreement, any information, document or material furnished or made available to Buyer in "data rooms," management presentations or in any other form in anticipation of or in connection with the transactions contemplated by this Agreement, the ownership, operation, management, use, control of, and other actions or omissions with respect to, the business of the Company and its Subsidiaries, any of their assets, any of the transactions contemplated hereby or any other actions or omissions at or prior to the Closing Date or the Effective Time. Buyer, its Subsidiaries (including, after the Effective Time, the Surviving Corporation and its Subsidiaries), and its and their respective Affiliates, successors and permitted assigns and any other Buyer Indemnitee hereby irrevocably waive all such claims of any type or description and hereby agree to indemnify and hold harmless each of the Seller Indemnitees from and against and in respect of any and all Damages and other losses incurred by any Seller Indemnitee as a result of any such claim brought or maintained by any such party against any Seller Indemnitee in contravention of this Section 10.01(c). EACH RELEASING PARTY EXPRESSLY WAIVES ALL RIGHTS AFFORDED BY ANY STATUTE WHICH LIMITS THE EFFECT OF A RELEASE WITH RESPECT TO UNKNOWN CLAIMS. EACH RELEASING PARTY UNDERSTANDS THE SIGNIFICANCE OF THIS RELEASE OF UNKNOWN CLAIMS AND WAIVER OF STATUTORY PROTECTION AGAINST A RELEASE OF UNKNOWN CLAIMS. EACH RELEASING PARTY ACKNOWLEDGES AND AGREES THAT THIS WAIVER IS AN ESSENTIAL AND MATERIAL TERM OF THIS AGREEMENT.

                (d) Each Buyer Indemnitee and Seller Indemnitee shall take all commercially reasonable steps to mitigate any Damages for which such Person may be entitled to indemnification hereunder (including to first seek any recoveries of the type described in clause (ii) of the definition of Damages) to the extent mitigation is required under law. If the amount to be netted (in accordance with clause (ii) of the definition of Damages) from any payment required under this
ARTICLE X is determined after payment by the Indemnifying Party of an amount otherwise required to be paid to an Indemnitee pursuant to this ARTICLE X, the Indemnitee shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this ARTICLE X had such determination been made at the time of such payment.

                (e) With respect to any particular matter, no party shall be entitled to any indemnification under this ARTICLE X if such matter was disclosed and accounted for in the Latest Balance Sheet or in the Preliminary Closing Statement and such party has fully recovered its indemnifiable Damages as a result thereof.

           10.02 Survival of Representations, Warranties and Covenants.

                (a) All representations and warranties of, any Person contained herein and all claims of any Buyer Indemnitee or Seller Indemnitee in respect of any breach of any such representation, warranty, covenant or agreement contained in this Agreement shall survive the Closing and shall expire on the date that is 15 (fifteen) months after the Closing Date, provided, however, that all of the representations and warranties of the Parties contained in the Special Representations and in Section 5.02 (Authorization; Valid and Binding Agreement) shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations). Any claim pending on the expiration date of any applicable survival period for which a Notice of Claim has been given in accordance with Section 10.03 on or before such expiration date may continue to be asserted and indemnified against until finally resolved. The covenants in this Agreement that are to be performed after the Closing Date shall survive the Closing in accordance with their terms.

                (b) No party hereto shall be deemed to have breached any representation, warranty or covenant prior to the Closing contained herein if the other parties were aware prior to the Closing of the breach of, or inaccuracy in, such representation, warranty or covenant. For purposes of this
Section 10.02(b), the term "aware," in the case of Buyer or Merger Sub, means the actual personal knowledge, without imputation of any other Person and without independent investigation, of Laurence Jones, Mary Beth Loesch, Richard Rew, Gregory Petersen and Pervez Qureshi.

           10.03 Claims for Indemnification. If any Indemnitee shall believe that such Indemnitee is entitled to indemnification pursuant to this ARTICLE X in respect of any Damages, such Indemnitee shall promptly give the appropriate Indemnifying Party written notice of such claim (a "Notice of Claim") before the expiration of the time period specified in Section 10.02. Any such Notice of Claim shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification and the amount of the claim, to the extent specified or otherwise known. As long as the Notice of Claim is delivered within the time period specified in Section 10.02, the failure of such Indemnitee to give the Notice of Claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder, except to the extent that the defense of any claim is materially prejudiced by such failure. The Representative shall act on behalf of all Sellers in the case of all claims with respect to which a Buyer Indemnitee is seeking indemnification under
Section 10.01(a). If the Representative objects to the matters contained in the Notice of Claim, it shall advise the Surviving Corporation of such objection in writing (an "Objection Notice") prior to the expiration of the thirty (30) day period after the Representative's receipt of the Notice of Claim. The Objection Notice shall state in reasonable detail the Representative's reasons for objecting to the matters contained in the Notice of Claim. If the Parties cannot mutually settle their dispute within sixty days after receipt of an Objection Notice, then they shall be free to pursue any remedy available to them under this Agreement. If the Representative shall not provide such an Objection Notice within thirty (30) days after receipt of any Notice of Claim, the Buyer Indemnitees shall be reimbursed from the Escrow Account for the amount set forth in the Notice of Claim, and the Representative shall execute such documents required by the Escrow Agent in order to release such funds.

           10.04 Defense of Claims. In connection with any claim that may give rise to indemnity under this ARTICLE X resulting from or arising out of any action, suit, proceeding or arbitration against an Indemnitee by a Person that is not a party hereto (a "Third Party Claim"), the Indemnifying Party (through the Representative if the Sellers are the Indemnifying Party) shall be entitled to participate, at its sole expense, in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense; provided, however, that the Indemnitee shall be entitled to participate in such defense with separate counsel at the expense of the Indemnifying Party if (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the Indemnitee, a conflict or potential conflict exists between the Indemnitee and the Indemnifying Party that would make such representation advisable; provided further, that the Indemnifying Party shall not be required to pay for more than one such counsel for all Indemnitees in connection with any Third Party Claim. If the Indemnitee participates in the defense of any Third Party Claim, then the Indemnifying Party shall reimburse the Indemnitee for the expenses of defending such Third Party Claim upon submission of periodic bills. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnitee shall have failed to give notice of the Third Party Claim as provided above). The Parties agree to cooperate fully with each other in the defense or prosecution of any Third Party Claim. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). The Indemnifying Party shall obtain the consent of any affected Indemnitee (which consent shall not be unreasonably withheld) before entering into any settlement, adjustment or compromise of such claims or ceasing to defend against such claims, if as a result thereof, or pursuant thereto, (i) there would be imposed on such Indemnitee any material liability or obligation not covered by the Escrow Amount (including, without limitation, any injunctive relief or other similar remedy), or (ii) in the case of a settlement of a claim arising by virtue of a breach of


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
any representation or warranty in Section 4.11, settlement of such claim would result in adverse tax consequences to the Surviving Corporation in taxable periods subsequent to the Closing Date. If the Indemnifying Party fails to defend or if, after commencing or undertaking any such defense, the Indemnifying Party fails to prosecute or withdraws from such defense, the Indemnitee shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party's expense. In connection with any Third Party Claim, the Indemnitee or the Indemnifying Party, if it has assumed the defense of such claim pursuant to this Section 10.04, shall diligently pursue the defense of such Third Party Claim.

           10.05 Nature of Payments. Any indemnity payments made under this
ARTICLE X shall be treated for tax purposes as an adjustment of the purchase price consideration paid under this Agreement to the extent such characterization is proper and permissible under relevant Tax authorities.

                                   ARTICLE XI

                       ADDITIONAL COVENANTS AND AGREEMENTS
                       -----------------------------------

           11.01 Additional Limitations.

                (a) Except as provided in Section 10.01, no claim shall be brought or maintained (and all claims, rights or causes of action, including those that any of them may now or in the future have under any Environmental Requirements (including the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, any analogous state law, and any common law providing for any remedy or right of recovery with respect to environmental matters), are hereby waived) by (i) any of Buyer, the Surviving Corporation and their respective Subsidiaries or any of their respective successors or permitted assigns against any officer, director or employee (present or former) of the Company or any of its Subsidiaries or the Representative, and no recourse shall be brought or granted against any officer, director or employee (present or former) of the Company or any of its Subsidiaries or the Representative, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties or covenants of the Company set forth or contained in this Agreement or any Exhibit or Schedule hereto or any certificate delivered by the Company hereunder, and (ii) by any of the Sellers or any of their respective successors or permitted assigns against any officer, director or employee (present or former) of Buyer or any of its Subsidiaries, and no recourse shall be brought or granted against any officer, director or employee (present or former) of Buyer or any of its Subsidiaries, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties or covenants of Buyer or Merger Sub set forth or contained in this Agreement or any Exhibit or Schedule hereto or any certificate delivered by Buyer or Merger Sub hereunder, in each case except to the extent that the same shall have been the result of fraud by any such Person (and in the event of such fraud, such recourse shall be brought or granted solely against the Person or Persons committing such fraud).

                (b) Each of Buyer, the Surviving Corporation and their respective Subsidiaries and their respective successors and permitted assigns hereby waives any right to seek contribution or other recovery from any officer, director or employee (present or former) of the Company, its Subsidiaries or any securityholder that any of them may now or in the future have under any Environmental Requirements (including the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the

Clean Water Act, the Clean Air Act, any analogous state law, and any common law providing for any remedy or right of recovery with respect to environmental matters), except to the extent that the same shall have been the result of fraud by any such Person (and in the event of such fraud, such recourse shall be brought or granted solely against the Person or Persons committing such fraud). Each of Buyer, the Surviving Corporation and their respective Subsidiaries and their respective successors and permitted assigns hereby releases all officers, directors and employees (present or former) of the Company and its Subsidiaries and securityholders from any and all such claims, demands and causes of action that any of them may now or in the future have under such Environmental Requirements, except to the extent that the same shall have been the result of fraud by any such Person (and in the event of such fraud, such recourse shall be brought or granted solely against the Person or Persons committing such fraud).

           11.02 Disclosure Generally. All Schedules attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the Schedules shall be deemed to refer to this entire Agreement, including all Schedules. Any item or matter disclosed on any Schedule to this Agreement shall be deemed to have been disclosed for purposes of all representations and warranties under this Agreement, without the need for specific references on each Schedule or cross-references thereto to the extent such reference thereto is readily apparent based solely on a review of the Schedules and the Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed or are within or outside of the ordinary course of business or are or are not material, and neither party shall use the fact of the setting forth of such amounts in the representations and warranties or the fact of the inclusion of any such item in the Schedules in any dispute or controversy with any party as to whether any obligation, item or matter not described herein or included in a Schedule hereto is or is not required to be disclosed (including, without limitation, whether such amounts or items are required to be disclosed as material) or in the ordinary course of business for the purposes of this Agreement. The information contained in the Schedules hereto is disclosed solely for the purposes of this Agreement, and no information contained therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including of any violation of law or breach of any agreement.

           11.03 Commercially Reasonable Efforts. Subject to the terms of this Agreement (including the limitations set forth in this Section 11.03), each of Buyer, Merger Sub and the Company shall use commercially reasonable efforts to cause the Closing to occur and to obtain all approvals, consents, registrations, permits and authorizations from any Person necessary to consummate the Merger. Without limiting the generality of the foregoing or the provisions of Section 11.05, for purposes of this Section 11.03 and Section 11.05, the "commercially reasonable efforts" of Buyer, Merger Sub or the Company shall include such party's agreement not to seek an injunction against or otherwise oppose, the transactions contemplated hereby, on such terms as may be required by any Governmental Entity; provided, however, that in no event shall any requirement of any party to use "commercially reasonable efforts" require any party to (i) hold separate (including by trust or otherwise) or divest any of their respective businesses or assets, (ii) except as expressly contemplated hereby, agree to any material limitation on the operation or conduct of their respective businesses or (iii) waive any of the conditions set forth in Article III of this Agreement. The "commercially reasonable efforts" of the Company shall not require the Company or any of its respective Subsidiaries or Affiliates to expend any material amounts of money to remedy any breach of any representation, warranty or covenant hereunder or to satisfy any condition to Buyer consummating the transactions described herein.

           11.04 Notification. From the date hereof until the Closing Date, each of Buyer and the Company shall disclose to each other in writing (in the form of updated schedules) any material variances from the representations and warranties contained in ARTICLE IV and ARTICLE V promptly upon discovery thereof. Any such disclosures of inadvertent breaches of representations and warranties as of the date of this Agreement or of events, circumstances or other developments after the date of this Agreement shall amend and supplement the appropriate schedules delivered on the date hereof or otherwise amend or modify the representations and warranties contained in ARTICLE IV and ARTICLE V; provided, however, that the delivery of any notice pursuant to this Section
11.04 shall not (i) cure any breach of, or non-compliance with, any other provisions of this Agreement, (ii) limit the remedies available to the Party receiving such notice or (iii) have any effect on the satisfaction of the conditions to closing set forth in ARTICLE III; provided, however, if the Closing shall occur, then Buyer shall be deemed to have waived any right or claim pursuant to the terms of this Agreement or otherwise, including pursuant to ARTICLE X hereof, with respect to any and all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing.

           11.05 Regulatory Act Compliance. Buyer, Merger Sub and the Company shall each file or jointly file, if applicable, or cause to be filed, promptly (but in any event within seven business days) after the date of this Agreement, any notifications, approval applications or the like required to be filed under the HSR Act and other merger control laws with respect to the transactions contemplated hereby and Buyer shall pay all filing and similar fees and related expenses payable in connection therewith. With respect to filings under the HSR Act, each of the parties hereto shall seek early termination of the waiting period under the HSR Act. Buyer, Merger Sub and the Company shall use their respective reasonable best efforts to respond to any requests for additional information made by any Governmental Entity promptly (and in any event within five business days) and to cause the waiting or approval periods or other requirements under the HSR Act and other merger control laws to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby constitute a violation of any antitrust or merger control laws, all to the end of expediting consummation of the transactions contemplated hereby. Each of Buyer, Merger Sub and the Company shall (i) provide notice to the other parties of any notices or communications received by such party in respect of such filings and
(ii) consult with the other prior to any meetings, by telephone or in person, with the staff of the Federal Trade Commission, the United States Department of Justice or any other Governmental Entity administering other merger control laws, and each of Buyer, Merger Sub and the Company shall have the right to have a representative present at any such meeting.

           11.06 Acknowledgments by Buyer and Merger Sub.


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
                (a) Each of Buyer and Merger Sub acknowledges that it has conducted to its satisfaction an independent investigation and verification of the financial condition, operations, assets, liabilities, properties and projected operations of the Company and its Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, has relied on the results of its own independent investigation and verification and the representations and warranties of the Company expressly and specifically set forth in this Agreement, including the schedules. SUCH REPRESENTATIONS AND WARRANTIES BY THE COMPANY CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE COMPANY TO BUYER AND MERGER SUB IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF BUYER AND MERGER SUB UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, HOWSOEVER CONVEYED, AND EXPRESS OR IMPLIED (INCLUDING ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE COMPANY) ARE SPECIFICALLY DISCLAIMED BY THE COMPANY.

                (b) In connection with Buyer's investigation of the Company and its Subsidiaries, Buyer has received from or on behalf of the Company certain projections, including projected statements of operating revenues and income from operations of the Company and its Subsidiaries for the fiscal year ending June 30, 2004 and for subsequent fiscal years and certain business plan information for such fiscal year and succeeding fiscal years. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that Buyer shall have no claim against the Company, the Sellers, the Representative or any other Person with respect thereto. Accordingly, the Company makes no representations or warranties whatsoever with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

           11.07 Tax Matters.

                (a) Transfer Taxes. Buyer will pay, and will indemnify and hold the Sellers harmless against, any real or personal property transfer or gains Tax, stamp Tax, stock transfer Tax, sales or use Tax, or other similar Tax imposed on the Company and its Subsidiaries or one or more Sellers as a result of the transactions contemplated by this Agreement (collectively, "Transfer Taxes"), and any penalties or interest with respect to the Transfer Taxes. The Representative agrees to cooperate with Buyer in the filing of any returns with respect to the Transfer Taxes, including promptly supplying any information in its possession that is reasonably necessary to complete such returns.

                (b) Responsibility for Filing Tax Returns.

                    (i) The Representative shall cause the Company and its Subsidiaries to timely file all Tax Returns required to be filed by them on or prior to the Closing Date and the Company and its Subsidiaries (as applicable) shall pay or cause to be paid all Taxes shown due thereon. All such Tax Returns shall be prepared in a manner consistent with prior practice. The Representative shall cause the Company and its Subsidiaries to provide Buyer with copies of such completed Tax Returns at least twenty (20) days prior to the due date for filing thereof, along with supporting workpapers, for Buyer's review and approval (such approval not to be unreasonably withheld). The Representative and Buyer shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing. In the event that the Representative and Buyer are unable to resolve any dispute with respect to such Tax Return at least ten (10) days prior to the due date for filing, such dispute shall be resolved by the Independent Auditor. Any fees and expenses of the Independent Auditor incurred pursuant to this Section 11.07(b)(i) shall be borne equally by the Sellers, on the one hand, and Buyer on the other. If any dispute with respect to a Tax Return is not resolved prior to the due date of such Tax Return, such Tax Return shall be filed in the manner which the party responsible for preparing such Tax Return deems correct.

                    (ii) Following the Closing, Buyer shall cause to be timely filed all Tax Returns required to be filed by the Company and its Subsidiaries after the Closing Date and pay or cause to be paid all Taxes shown due thereon.

                    (iii) The Representative and Buyer will, unless prohibited by applicable Law, close the taxable period of the Company and its Subsidiaries as of the close of business on the Closing Date. If applicable Law does not permit the Company or a Subsidiary to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day) (a "Straddle Period"), the Taxes, if any, attributable to a Straddle Period shall be allocated (x) to the Sellers for the period up to and including the close of business on the Closing Date, and (y) to Buyer for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to a Straddle Period shall be made by means of a closing of the books and records of the Company and its Subsidiaries as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) as well as Taxes not based on income or receipts shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period. To the extent any Taxes allocated to Sellers under this Section 11.07(b)(iii) are not reflected on the Latest Balance Sheet, Buyer shall be entitled to the payment for such amount out of the Escrow Account.

           11.08 Legal Representation. Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees and Affiliates, that Kirkland & Ellis LLP may serve as counsel to Thoma Cressey Equity Partners, LLC and its Affiliates (collectively, the "Seller Group"), on the one hand, and the Company and its Subsidiaries, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Kirkland & Ellis LLP (or any successor) may serve as counsel to (x) the Seller Group or any director, member, partner,


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
officer, employee or Affiliate of the Seller Group or (y) any other Seller in the event such person so requests, in either case in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement or any other matter notwithstanding such representation (or any continued representation) of the Company and/or any of its Subsidiaries, and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation.

           11.09 Further Assurances. From time to time, as and when requested by any party hereto and at such party's expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

                                   ARTICLE XII

                                   DEFINITIONS
                                   -----------

           12.01 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

                "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

                "Affiliated Group" means an affiliated group as defined in
Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Company is or has been a member.

                "Cash on Hand" means, with respect to the Company and its Subsidiaries, all cash, cash equivalents, marketable securities, short-term investments, determined in accordance with GAAP. Notwithstanding anything to the contrary, Cash on Hand shall (i) be calculated net of issued but uncleared checks and drafts and (ii) include checks and drafts deposited for the account of the Company and its Subsidiaries.

                "COBRA" means the healthcare continuation requirements of
Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

                "Common Share" means a share of common stock, par value $.01 per share, of the Company.

                "Company Shares" means the Common Shares of the Company.

                "Damages" means any and all actual out-of-pocket Claims, liabilities, obligations, losses, damages, costs, expenses and liabilities of any kind (including reasonable attorneys' fees, and other reasonable costs and expenses); provided, however, that Damages shall (i) not include consequential (such as loss of business or profits), incidental, special, punitive or exemplary losses, damages, costs, expenses or liabilities or any diminution in value and shall not be calculated by using or taking into account any multiple of earnings, book value, cash flow or other measure unless such losses, damages, costs, expenses or liabilities or diminution are included in any Order entered against an Indemnitee or in a settlement agreement to which an Indemnitee is a party and (ii) be net of (A) any amounts actually recovered by an Indemnitee and its Affiliates pursuant to any indemnification by or indemnification agreement with any third party, (B) any insurance proceeds or other cash receipts or sources of reimbursement received as an offset against such Damages, and (C) any other recoveries realized by the Indemnitee and its Affiliates.

                "Environmental Requirements" means all federal, state, local and foreign statutes, regulations, and ordinances and other legally binding requirements (including common law requirements) enacted and in effect on or prior to the Closing Date, concerning pollution or protection of the environment and human health and safety as it relates to environmental protection, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes.

                "Escrow Agent" means LaSalle Bank National Association.

                "Escrow Amount" means $10,750,000, as such amount is reduced in accordance with the Escrow Agreement.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "GAAP" means United States generally accepted accounting principles, applied in a manner consistent with that used in preparing the Latest Balance Sheet.

                "Governmental Entity" means any (a) nation, region, state, province, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity, (d) multinational organization or
(e) body entitled to exercise any judicial, administrative, executive or regulatory power of any nature.

                "Indebtedness" means, without duplication, (i) the principal, premium and accrued interest (if any) in respect of (A) indebtedness of the Company and its Subsidiaries for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company or any Subsidiary is responsible or liable; (ii) all obligations of the Company or any Subsidiary under leases required to be capitalized in accordance with GAAP; (iii) all obligations of the Company or any Subsidiary for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (iv) a negative Cash on Hand balance; or (v) any guaranty, endorsements, assumptions and other contingent obligations of the Company or any Subsidiary in respect of, or to purchase or to otherwise acquire, (A) indebtedness for borrowed money of others by the Company or any Subsidiary or (B) all obligations of the type referred to in clauses (i) through (iv) above.

                "Indemnifying Party" means: (a) with respect to any Buyer Indemnitee asserting a claim under Section 10.01, the Sellers (provided that all actions, decisions and determinations under such Section shall be made by the Representative acting in its sole discretion) and (b) with respect to any Seller Indemnitee asserting a claim under Section 10.01, Buyer.

                "Indemnitee" means a Person pursuing indemnification hereunder.

                "Intellectual Property" means all of the following and related priority rights arising under the laws of the United States or any other jurisdiction or under any international convention: (a) patents and patent applications, including continuations, continuations-in-part, divisionals, extensions, re-examinations, renewals, reissues and patents issuing thereon ("Patents"); (b) trademarks, service marks, trade names, trade dress, logos, corporate names and Internet domain names, together with the goodwill associated therewith ("Marks"); (c) all copyrights, works of authorship and mask work rights ("Copyrights"); (d) confidential and proprietary information, including trade secrets, know how, discoveries, concepts, ideas, formulae, inventions (whether or not patentable), compositions, manufacturing and production processes and techniques, data, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by copyrights or Patents ("Trade Secrets"); (e) registrations and applications for registration of any and all of the foregoing in subclauses (a) through (c) and (f) Software.

                "Intellectual Property Licenses" means (a) any written grant to a Person of any right to use any Intellectual Property owned or used by the Company or any of its Subsidiaries, whether by license, sublicense, agreement, consent, permission or otherwise, and (b) any written grant to the Company or any of its Subsidiaries of a right to use a third Person's Intellectual Property, whether by license, sublicense, agreement, consent, permission or otherwise.

                "Inventory" means all raw materials, work-in-process, finished goods and merchandise, spare parts, packaging materials and other supplies related thereto.

                "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement.

                "Liens" means all title defects, liens, security interests, claims, mortgages, assessments, easements, rights of way, equitable interests, options, pledges, rights of first refusal or other encumbrances or restrictions of any kind, including any restrictions on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

                "Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate with any other change, effect, event, occurrence, state of facts or development is or is reasonably likely to be materially adverse to the assets, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or the ability of a Party to consummate the transactions contemplated hereby; provided that none of the following shall be deemed in itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (a) any adverse change, effect, event, occurrence, state of facts or development attributable to the announcement or pendency of the transactions contemplated by this Agreement; (b) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industry in which the Company and its Subsidiaries participate, the U.S. economy as a whole or the capital markets in general, other than any adverse change, effect, event, occurrence, state of facts or development which disproportionately affects the Company and its Subsidiaries; (c) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; (d) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof; (e) any matter set forth on any disclosure schedule attached hereto; or (f) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving the United States of America.

                "Net Working Capital" means (i) all current assets (excluding Cash on Hand and deferred taxes) of the Company and its Subsidiaries as of the close of business on the date immediately preceding the Closing Date as reported by the Company, minus (ii) all current liabilities (excluding Indebtedness and deferred income) of the Company and its Subsidiaries as of the close of business on the date immediately preceding the Closing Date as reported by the Company. Net Working Capital shall be determined in the manner set forth on the Net Working Capital Schedule attached hereto, and, to the extent consistent with the Net Working Capital Schedule, using accounting policies and procedures consistent with those used by the Company prior to the Closing Date and in accordance with GAAP. No adjustments shall be made to any accruals.

                "Permitted Liens" means (i) statutory liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and are adequately reserved as shown in the Company's most recent quarterly financial statements; (ii) mechanics', carriers', workers', repairers' and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, significant or which are being contested by appropriate proceedings;
(iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Leased Real Property which are not violated by the current use and operation of the Leased Real Property;
(iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of the Leased Real Property for the purposes for which it is currently used in connection with the Company's and its Subsidiaries' businesses; (v) public roads and highways; (vi) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation; (vii) liens listed on the Permitted Liens Schedule and
(viii) licenses granted by the Company or any Subsidiary in the ordinary course of business.

                "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.

                "Securities Act" means the Securities Act of 1933, as amended.

                "Seller" means those persons listed on the Stockholders
Schedule.

                "Software" means (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, and (c) screens, user interfaces, firmware, development tools, templates, menus, buttons and icons.

                "Special Representations" means the representations and warranties in Sections 4.03 (Authorization; No Breach; Valid and Binding Agreement) and 4.05 (Capital Stock).

                "Subsidiary" means, with respect to any person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, Person, any other Person of which a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or other equity interest is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that person or one or more Subsidiaries of that person of the other Subsidiaries of that Person or a combination thereof.

                "Tax" or "Taxes" means any federal, state, local or foreign taxes, charges, fees, imports, levies or other assessments, including without limitation, all income, gross receipts, franchise, profits, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, ad valorem registration, value added, excise, natural resources, inventory, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or by being included (or required to be included) in any Tax Return relating thereto).

                "Tax Returns" means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Entity or other authority in connection with the determination, assessment or collection of any Tax, claim for refund, amended return or declaration of estimated Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

                "Transaction Expenses" means all costs, expenses and fees incurred in connection with the negotiation, execution and delivery of this Agreement and any related agreements and the consummation of the transactions contemplated hereby and thereby.

                "Treasury Regulations" means the regulation in effect and promulgated under the Code.

                "Working Capital Target Range" means $3,000,000 to $5,000,000. For clarity, for purposes of calculating the Working Capital Spread, Estimated Merger Consideration and Merger Consideration in accordance with Sections 2.03 and 2.08, if Net Working Capital is an amount greater than or equal to $3,000,000 and less than or equal to $5,000,000, no adjustment will be made to the Working Capital Spread, Estimated Merger Consideration or Merger Consideration. If Net Working Capital is an amount greater than $5,000,000, then the Working Capital Spread, Estimated Merger Consideration and Merger Consideration will be increased by the amount by which Net Working Capital exceeds $5,000,000. If Net Working Capital is an amount less than $3,000,000, then the Working Capital Spread, Estimated Merger Consideration and Merger Consideration will be decreased by the amount by which Net Working Capital is less than $3,000,0000.

           12.02 Cross-Reference of Other Definitions. Each capitalized term listed below is defined in the indicated Section of this Agreement:

                  Term                                       Section No.

                  Adjusted EBITDA                                3.01(g)
                  Agreement                                     Preamble
                  Allocation Schedule                            2.03(a)
                  Appraisal Statute                                 2.06
                  Authorized Action                                 9.03
                  Buyer                                         Preamble
                  Buyer Indemnitees                             10.01(a)
                  Buyer's Representatives                           6.02
                  Buyer's Saving Plan                            7.06(d)
                  Blue Sky Laws                                  4.03(a)
                  Cash Amount                                    2.03(b)
                  Certificate of Merger                             1.02
                  Certificates                                   2.07(a)
                  Closing                                        2.05(a)
                  Closing Date                                   2.05(a)
                  Code                                           4.16(a)
                  Company                                       Preamble
                  Company Board                                  4.03(b)
                  Company Share                                  2.03(a)
                  Confidentiality Agreement                         6.02

                  Copyrights                                       12.01
                  Deductible Amount                             10.01(a)
                  DGCL                                          Recitals
                  Dissent Shares                                    2.06
                  EBITDA Adjustment Amount                          2.04
                  Effective Time                                    1.02
                  ERISA                                          4.16(a)
                  Escrow Account                                 2.05(c)
                  Escrow Agreement                               2.05(c)
                  Estimated Merger Consideration                    2.04
                  Estimated Net Working Capital                     2.04
                  Financing                                         5.08
                  HSR Act                                        4.03(a)
                  Indebtedness Amount                            2.03(b)
                  Independent Auditor                            2.08(a)
                  Institute                                     13.13(a)
                  Item of Dispute                                2.08(a)
                  IRS                                            4.16(a)
                  Latest Balance Sheet                              4.06
                  Leased Real Property                           4.10(c)
                  Letter of Transmittal                          2.07(a)
                  Marks                                            12.01
                  Merger                                        Preamble
                  Merger Consideration                           2.03(b)
                  Merger Sub                                    Preamble
                  Notice of Claim                                  10.03
                  Objection Notice                                 10.03
                  Objections Statement                           2.08(a)
                  Owned Real Property                            4.10(b)
                  Patents                                          12.01
                  Permits                                           4.18
                  Plans                                             4.16
                  Preliminary Closing Statement                  2.08(a)
                  Present Fair Saleable Value                       5.09
                  Registered Intellectual Property               4.14(a)
                  Representative                                Preamble
                  Scheduled Matters                             10.01(a)
                  Seller Group                                     11.08
                  Seller Indemnitees                            10.01(b)
                  Solvent                                           5.09
                  Stockholder Consent                           Recitals
                  Straddle Period                          11.07(b)(iii)
                  Surviving Corporation                             1.01
                  Third Party Claim                                10.04
                  Trade Secrets                                    12.01
                  Transaction Expense Amount                     2.03(b)
                  Transfer Taxes                                11.07(a)
                  WARN                                           4.21(b)
                  Working Capital Spread                         2.03(b)

           12.03 Construction.

                (a) Unless the context otherwise requires, as used in this
Agreement: (i) an accounting term not otherwise defined herein has the meaning ascribed to it in accordance with GAAP; (ii) "or" is not exclusive; (iii) "including" and its variants mean "including, without limitation" and its variants; (iv) words defined in the singular have the parallel meaning in the plural and vice versa; (v) references to "written" or "in writing" include in visual electronic form; (vi) words of one gender shall be construed to apply to each gender; (vii) the terms "hereof", "herein", "hereby", "hereto", and derivative or similar words refer to this entire Agreement, including the Schedules hereto; and (viii) the terms "Article", "Section", and "Schedule" refer to the specified Article, Section, or Schedule of or to this Agreement.

                (b) In each case under this Agreement in which the Company represents and warrants that it has furnished or provided Buyer with, or made available to Buyer, any documents (including, without limitation, contracts, financial statements, reports and audits), such representation and warranty shall be deemed true to the extent such documents were available to Buyer, as of the date of such representation in the "electronic data room" maintained by Intralinks.

                (c) A reference to any Person includes such Person's successors and permitted assigns.

                (d) Any reference to "days" means calendar days unless business days are expressly specified.

                (e) Any references to "dollars" or "$" means dollars of the United States of America.

                (f) For purposes of this Agreement, the terms "the Company's knowledge", "knowledge of the Company", "the Company has no knowledge", or words or phrases of similar import or meaning as used herein shall mean the actual personal knowledge after reasonable inquiry, without imputation of any other Person and without independent investigation, of Messrs. Charles L. Boyle, III, Thomas M. Giuliani, Doug Levin, Bill Patton and Russ Mellott. The term "knowledge" is used to qualify and limit the scope of any representation or warranty in which it appears, such that the representation or warranty is not true and correct and therefore breached only if the specified individuals have actual conscious awareness on the date(s) such representation and warranty is made of an undisclosed exception to such representation and warranty which the Company is required to disclose; the use of the term "knowledge" is not an affirmation of any Person's "superior knowledge" that the representation or warranty in which it is used is true.

                                  ARTICLE XIII

                                  MISCELLANEOUS
                                  -------------

           13.01 Press Releases and Communications. No press release or public announcement or prior to the Closing, any other general or personal announcement or general personal communication to the customers or suppliers of the Company and its Subsidiaries, in each case as such press release or public announcement relates to this Agreement or the transactions contemplated herein, shall be issued or made by any party hereto without the joint approval of Buyer, Merger Sub and the Representative unless required by law, in which case Buyer, Merger Sub and the Representative shall to the extent practicable have the right to review such press release, announcement or communication prior to its issuance, distribution or publication and the parties shall work together in good faith to reach an agreement on the content of any such press release, announcement or communication; provided, however, that the foregoing shall not prohibit the Representative from disclosing financial information concerning its investment in the Company to its partners or potential partners.

           13.02 Expenses. Except as otherwise expressly provided herein, the Company, Buyer and Merger Sub shall each pay their own expenses (including attorneys' and accountants' fees and expenses) in connection with the negotiation of this Agreement, the performance of their obligations hereunder and the consummation of the transactions contemplated by this Agreement.

           13.03 Notices. Except as may be otherwise provided herein, all notices, requests, demands, consents and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered,
(b) when received when sent by facsimile at the applicable facsimile number set forth below, (c) one day after deposit with Federal Express or similar overnight courier service or (d) three days after being mailed by first class mail, return receipt requested. Notices, requests, demands, consents and other communications to Buyer, Merger Sub, the Company and the Representative shall, unless another address is specified in writing, be sent to the addresses indicated below:

                  Notices to Buyer, Merger Sub or the Surviving Corporation:
                  ----------------------------------------------------------

                  Activant Solutions Inc.
                  804 Las Cimas Parkway
                  Austin, Texas  78746
                  Attn:    General Counsel
                  Facsimile No.:  (512) 330-9273

                  with a copies to:

                  Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court, Suite 1600
                  Dallas, Texas  75201
                  Attention:  Peter S. Brodsky
                  Facsimile No.:  (214) 740-7312
                  and

                  Weil, Gotshal & Manges LLP
                  200 Crescent Court, Suite 300
                  Dallas, Texas  75201-6950
                  Attention: Glenn D. West, Esq. and Jeffrey B. Hitt, Esq.
                  Facsimile: (214) 746-7777

                  Notices to the Representative:
                  ------------------------------

                  Thoma Cressey Equity Partners, LLC
                  600 Montgomery Street, 32nd Floor
                  San Francisco, CA  94111
                  Attn:    Orlando Bravo
                  Facsimile No.: (415) 392-6480

                  with a copy to:
                  ---------------

                  Kirkland & Ellis LLP
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attn:    Gerald T. Nowak
                           Facsimile No.: (312) 861-2200

                  Notices to Company (prior to the Closing):
                  ------------------------------------------

                  Prophet 21, Inc.
                  19 West College Avenue
                  Yardley, PA 19067
                  Attn:    CEO and CFO
                  Facsimile No.: (215) 369-4210

                  with copies to:
                  ---------------

                  Thoma Cressey Equity Partners, LLC
                  600 Montgomery Street, 32nd Floor
                  San Francisco, CA  94111
                  Attn:    Orlando Bravo
                  Facsimile No.: (415) 392-6480



                  Kirkland & Ellis LLP
                  East Randolph Drive
                  Chicago, Illinois 60601
                  Attn:    Gerald T. Nowak
                           Facsimile No.: (312) 861-2200



           13.04 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior consent of Buyer and the Representative.

           13.05 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

           13.06 Third Party Beneficiaries. Certain provisions of this Agreement are intended for the benefit of, and shall be enforceable by, the Sellers.
Section 11.08 is intended for the benefit of, and shall be enforceable by, the Seller Group and Kirkland & Ellis LLP. Unless expressly stated herein to the contrary, no other third-party beneficiary shall have any legal or equitable right, remedy or claim under or with respect to any provision of this Agreement.

           13.07 No Strict Construction. The parties hereto are sophisticated and have been represented by lawyers who have carefully reviewed and negotiated the provisions hereof. As a consequence, the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

           13.08 Amendment and Waiver. Any provision of this Agreement or the schedules or exhibits may be amended or waived only in a writing duly authorized and signed by Buyer, Merger Sub, the Company and the Representative. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default, and no failure or delay to enforce, or partial enforcement of, any provision hereof shall operate as a waiver of such provision or of any other provision.

           13.09 Complete Agreement. This Agreement and the documents referred to herein (including the Confidentiality Agreement and the schedules and exhibits hereto) contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

           13.10 Counterparts. This Agreement may be executed in multiple counterparts (including by means of facsimile signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

           13.11 Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York.

           13.12 WAIVER OF TRIAL BY JURY. THE PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING.

           13.13 Dispute Resolution.

                (a) In the event any dispute or disagreement between the parties hereto as to the interpretation of any provision of this Agreement (or the performance of any obligations hereunder), the matter, upon written request of any party hereto, shall be referred to the Representative and a representative of Buyer for decision. Such Persons shall promptly meet in a good faith effort to resolve the dispute. If such Persons do not agree upon a decision within 30 calendar days after reference of the matter to them, any controversy, dispute or claim arising out of or relating in any way to this Agreement or the transactions arising hereunder that shall (except as provided in Section 2.08) be settled exclusively by arbitration in the City of Chicago, Illinois. Such arbitration shall be administered by the Center for Public Resources Institute for Dispute Resolutions (the "Institute") in accordance with its then prevailing Rules for Non-Administered Arbitration of Business Disputes (except as otherwise provided herein), by one independent and impartial arbitrator selected in accordance with such Rules. Notwithstanding anything to the contrary provided in
Section 13.12 hereof, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1 et seq.

                (b) The fees and expenses of the Institute and the arbitrator shall be shared equally by Buyer and the Representative and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrators shall award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) and interest at a rate of 6% to the prevailing party.

                (c) The arbitration shall be conducted in accordance with the following rules:

                    (i) Not later than twenty (20) business days after the appointment of the arbitrator, each party shall exchange with the other party copies of all documents that the party intends to offer as evidence at the arbitration hearing and a list of witnesses that it will or may call to testify.

                    (ii) Any arbitration pursuant hereto shall be conducted by the arbitrator under the guidance of the Federal Rules of Civil Procedure and the Federal Rules of Evidence, as modified hereby, but the arbitrator shall not be required to comply strictly with such Rules in conducting any such arbitration. In furtherance of the foregoing, the arbitrator, at the request of a party, may order that the other party produce documents or information available to it, or a witness within its control, in response to a Request to Produce or Request for Deposition that provides, as applicable, (1) a description of the document or information sought in sufficient detail (including subject matter) of a narrow and specific requested category of documents or information that is reasonably believed to exist; (2) a description of how the document or information or witness requested is relevant and material to the outcome of the case; and (3) a statement that the document or information requested is not in the possession, custody or control of the requesting party, and of the reason why that party assumes the document or information requested to be in the possession, custody or control of the other party or witness. There shall be no interrogatories or requests to admit.

                    (iii) There shall be no outside expert testimony or reports, unless the arbitrator deems it useful or necessary on specific issues designated by the arbitrator. Any expert appointed by the arbitrator may request a party to provide any relevant and material information or to provide access to any relevant documents, goods, samples, property or site for inspection. The parties and their representatives shall have the right to receive any such information and to attend any such inspection. The appointed expert shall provide a report in writing to the arbitrator (who will forward copies to the parties) setting forth the method, evidence and information used in arriving at the expert's conclusions, including any non-compliance by the parties with requests for information or access.

                    (iv) Not later than twenty (20) business days prior to the start of arbitration hearings, each party shall exchange in writing with the other party a final list of exhibits that the party intends to offer as evidence at the arbitration hearings and a final list of witnesses that will be called to testify. After said exchange, no additional documents may be offered or witnesses called except with the approval of the arbitrator upon a showing of good cause.

                    (v) There shall be no stenographic record of the arbitration hearings unless requested by the arbitrator.

                    (vi) Witnesses at the arbitration hearing shall give their testimony under oath.

                    (vii) Arbitration hearings shall begin at the earliest date after the twentieth (20th) business day after the exchange of exhibit lists on which the arbitrator is available to conduct hearings for at least three (3) consecutive days during normal business hours and shall continue during said hours until completed, absent emergency circumstances of the arbitrator.

                    (viii) The rules for hearing testimony, receiving evidence and hearing arguments and for any other matters in connection with the arbitration that are set forth herein shall be decided by the arbitrator consistent with the purposes of reaching a fair result under this Agreement in a manner that is speedy, efficient and inexpensive.

                (d) Buyer and the Representative shall instruct the arbitrator to render his written award (including a detailed description setting forth the arbitrator's reasoning for the award) within 30 days following the conclusion of the arbitration hearing. The arbitrator shall be empowered to award Damages to any party (but no other types of damages) in connection with any dispute between the parties arising out of or relating in any way to this Agreement or the transactions arising hereunder, and each party hereby irrevocably waives any right to recover consequential, incidental, special, punitive or exemplary damages. Notwithstanding anything to the contrary provided in this Section 13.13 and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitration panel is convened and available to hear such party's request for temporary relief. The award rendered by the arbitrators shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction.

                                     * * * *

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger on the day and year first above written.


                                 COMPANY:

                                 PROPHET 21, INC.

                                 By:    /s/ Charles L. Boyle, III
                                      ------------------------------------------
                                 Name:  Charles L. Boyle, III
                                 Its:   President & Chief Executive Officer


                                 BUYER:

                                 ACTIVANT SOLUTIONS INC.

                                 By:    /s/ A. Laurence Jones
                                      ------------------------------------------
                                 Name:  A. Laurence Jones
                                 Its:   President & Chief Executive Officer


                                 MERGER SUB:

                                 P21 MERGER CORPORATION

                                 By:    /s/ A. Laurence Jones
                                      ------------------------------------------
                                 Name:  A. Laurence Jones
                                 Its:   President & Chief Executive Officer


                                 REPRESENTATIVE (for purposes of Sections 2.08, 6.06, 7.03, 10.03 11.07, 13.01,13.03, 13.04,
                                 13.08 13.13 and ARTICLE IX only):

                                 THOMA CRESSEY EQUITY PARTNERS, LLC

                                 By:    /s/ Scott Crabill
                                      ------------------------------------------
                                 Name:  Scott Crabill
                                 Its:   Partner

                                                                       EXHIBIT A
                                                                       ---------


                          CERTIFICATE OF INCORPORATION

                                       OF

                             P21 MERGER CORPORATION


           THE UNDERSIGNED, being a natural person, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

           FIRST: The name of the corporation is P21 Merger Corporation (the "Corporation").

           SECOND: The address of the Corporation's registered office in the State of Delaware is 2711 Centreville Road, Suite 400, in the City of Wilmington, County of New Castle (zip code 19808). The name of the Corporation's registered agent at such address is Corporation Service Company.

           THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

           FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 1,000 shares, par value $0.01 per share, designated Common Stock.

           FIFTH : The name and mailing address of the incorporator of the Corporation are Scott W. Akins, c/o Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201.

           SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any bylaws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

           SEVENTH: In addition to the powers and authority herein before or by statute expressly conferred upon them, the board of directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, this Certificate of Incorporation, and the bylaws of the Corporation.

           EIGHTH: The number of directors constituting the initial board of directors is two (2), and the name and mailing address of each person who is to serve as director until the first annual meeting of stockholders or until his or her successor is elected and qualified is set forth below:

------------------------------------------ -------------------------------------
         Name                              Mailing Address
         ----                              ---------------
------------------------------------------ -------------------------------------
         Peter S. Brodsky                  200 Crescent Court, Suite 1600
                                           Dallas, Texas  75201
------------------------------------------ -------------------------------------
         A. Laurence Jones                 804 Las Cimas Parkway
                                           Austin, Texas  78746
------------------------------------------ -------------------------------------


           NINTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

           (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

           TENTH: The Corporation hereby elects in this, its original Certificate of Incorporation, not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 12th day of August, 2005.



                                                    /s/ Scott W. Akins
                                                   -----------------------------
                                                   Scott W. Akins
                                                   Incorporator

                                                                       EXHIBIT B
                                                                       ---------

                                ESCROW AGREEMENT

           THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of ____________ ___, 2005, by and among Activant Solutions Inc., a Delaware corporation ("Buyer"), Thoma Cressey Equity Partners, LLC, a Delaware limited liability company, as representative of the Sellers (in such capacity, "Representative"), and LaSalle Bank National Association, a national banking association, as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

           WHEREAS, Buyer, Representative, P21 Merger Corporation, a Delaware corporation and a wholly owned Subsidiary of Buyer ("Merger Sub") and Prophet 21, Inc., a Delaware corporation (the "Company") are parties to that certain Agreement and Plan of Merger, dated as of August ____, 2005 (as the same may be amended or modified from time to time in accordance with its terms, the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub shall merge with and into the Company;

           WHEREAS, pursuant to the terms of the Merger Agreement, the Escrow Amount (as defined below) shall provide the sole and exclusive source of funds for satisfaction of amounts owing to Buyer, if any, pursuant to Section 2.08,
Article X and Section 11.07(b)(iii) of the Merger Agreement; and

           WHEREAS, the parties to this Escrow Agreement have agreed upon and wish to set forth the terms and conditions with respect to the deposit into escrow and retention and disbursement by the Escrow Agent of certain amounts as contemplated by the Merger Agreement.

           NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

           1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Merger Agreement.

           2. Appointment of Escrow Agent. Representative and Buyer hereby designate and appoint the Escrow Agent to serve as escrow agent in accordance with the terms, conditions and provisions of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act as such, upon the terms, conditions and provisions provided in this Agreement.

           3. Escrow Account; Deposit of Escrow Amount. On behalf of Sellers and Buyer, the Escrow Agent shall establish an escrow account (the "Escrow Account"), which shall be governed by the terms and conditions of this Agreement. Concurrently with the execution of this Agreement, Buyer shall deliver to the Escrow Agent for deposit into the Escrow Account the amount of Ten Million Seven Hundred Fifty Thousand Dollars ($10,750,000) (the "Escrow Amount"). It is understood that the Escrow Agent will not necessarily have knowledge that the Closing has occurred and that it shall have no responsibility with respect to performance of Buyer's obligation to deliver the Escrow Amount.

           4. Distribution of Escrow Amount. The Escrow Amount shall be paid and distributed by the Escrow Agent subject to the terms and conditions of this Agreement as follows:

           (a) Adjustment Amount. Following the final determination of the Merger Consideration in accordance with Section 2.08 of the Merger Agreement, to the extent the Merger Consideration is less than the Estimated Merger Consideration, the Escrow Agent shall pay and disburse the amount of such shortfall (the "Adjustment Amount") from the Escrow Account within three (3) Business Days following delivery by Representative and Buyer to Escrow Agent of a joint written disbursement instruction, which shall direct the Escrow Agent the manner in which to pay and disburse the Adjustment Amount.

           (b) Escrow Amount. Within three (3) Business Days following the fifteen (15) month anniversary of the Closing Date, Representative and Buyer shall deliver to Escrow Agent a joint written disbursement instruction, which shall direct the Escrow Agent to distribute to an account designated by Representative, and Escrow Agent shall promptly distribute, an amount equal to the then current balance of the Escrow Amount less an amount, if any, equal to the aggregate amount of claims which remain unresolved as of such date and which were asserted in any Indemnification Notice (as defined below) (each such claim, an "Unresolved Disputed Amount"). Each Unresolved Disputed Amount shall continue to be held in the Escrow Account until the Escrow Agent has received either (i) written disbursement instructions jointly executed by Buyer and Representative or (ii) a copy of (A) a final, non-appealable order from a court of competent jurisdiction, or (B) a final award of an arbitrator selected by Buyer and Representative pursuant to the Merger Agreement, concerning the amount of such Unresolved Disputed Amount. The Escrow Agent shall be entitled to receive, and may conclusively rely upon, an opinion of counsel from Representative or Buyer's respective legal counsel accompanying each order or award, to the effect that the relevant court or arbitrator had authority to determine the amount and liability with respect to the claim and that such court or arbitrator has rendered a final judgment for which all related rights to appeal have been denied, are expired or are not available. Any such amounts shall be disbursed only in accordance with the terms of such joint instructions or order.

           5. Claims by Buyer against Escrow Amount.

           (a) If, on or prior to the fifteen (15) month anniversary of the Closing Date (the "Escrow Period"), Buyer incurs any Damages for which Buyer is entitled to indemnification under the Merger Agreement, Buyer may request a payment or payments from the Escrow Amount to the extent that such claim against the Escrow Amount is a claim permitted under the Merger Agreement. To make any such claim, Buyer shall notify Representative and the Escrow Agent in writing of such request (which shall set forth in reasonable detail and to the extent then known the basis for such claim), the amount of the payment requested and disbursement instructions (an "Indemnification Notice"). Within three (3) Business Days following the date which is thirty (30) days following receipt of such Indemnification Notice by Representative, the Escrow Agent shall disburse to Buyer from the Escrow Account the claim amount requested by Buyer in such Indemnification Notice, unless prior to the date of such disbursement Representative delivers to the Escrow Agent and Buyer a written notice disputing (a "Dispute Notice") Buyer's right to all or any portion of the amount set forth in the Indemnification Notice (a "Disputed Amount").

           (b) If Representative delivers a Dispute Notice to the Escrow Agent and Buyer pursuant to Section 5(a), then the Escrow Agent shall continue to hold the Disputed Amount until receipt by the Escrow Agent of written instructions jointly executed by Buyer and Representative or a copy of (i) a final, non-appealable order from a court of competent jurisdiction or (ii) a final award of an arbitrator selected by Buyer and Representative pursuant to the Merger Agreement concerning the amount of such Disputed Amount, and shall only disburse the Disputed Amount in accordance with such joint instructions or determination. The Escrow Agent shall be entitled to receive, and may conclusively rely upon, an opinion of counsel from Representative or Buyer's respective legal counsel accompanying each order or award, to the effect that the relevant court or arbitrator had authority to determine the amount and liability with respect to the claim and that such court or arbitrator has rendered a final judgment or award for which all related rights to appeal have been denied, are expired or are not available.

           (c) If Buyer and Representative jointly execute a written notice to the Escrow Agent providing the Escrow Agent with disbursement instructions for all or any portion of the Escrow Amount, the Escrow Agent shall disburse funds from the Escrow Account in accordance with the instructions contained in such notice.

           6. Investment of Escrow Amount.

           (a) The Escrow Agent, as directed jointly in writing by Buyer and Representative, shall invest and reinvest the Escrow Amount in a money market fund rated in its highest rating category by either Moody's or S&P. Initially and in the absence of joint written instructions to invest in a different money market fund, the Escrow Agent shall invest as soon as reasonably practicable all balances in the Federated Treasury Obligations Fund (Trust Shares). The Escrow Agent shall not be liable or responsible in any manner for any loss or depreciation resulting from any such investment or liquidation, or for any costs in connection therewith, and all of said losses and costs shall be borne by the Escrow Amount.

           (b) All income, interest, increments and realized gains paid upon the Escrow Amount held in the Escrow Account shall become part of the Escrow Amount, and for tax purposes shall be income to the Sellers. All parties hereto shall file tax returns consistent with such treatment.

           7. Tax Matters. Notwithstanding anything herein to the contrary, Escrow Agent shall have no obligation to file or prepare any tax returns or to prepare any other reports for any taxing authorities concerning the matters covered by this Agreement.

           8. Responsibilities of the Escrow Agent.

           (a) The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no responsibility for the validity of any agreements referred to in this Agreement, or for the performance of any such agreements by any party thereto or for interpretation of any of the provisions of any of such agreements. The liability of the Escrow Agent hereunder shall be limited solely to bad faith, willful misconduct or gross negligence on its part. The Escrow Agent shall be protected in acting and may rely upon any certificate, notice, instruction, request, statement, confirmation, agreement, consent or other instrument whatsoever received by the Escrow Agent under or in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and to have been signed or presented by a proper person or persons; provided, however, that the Escrow Agent otherwise complies with the terms hereof. The Escrow Agent does not have and will not have any interest in the funds deposited hereunder but is serving only as escrow holder and having only possession thereof.

           (b) The Escrow Agent shall have no responsibility as to the validity, collectibility or value of any property held by it in escrow pursuant to this Agreement. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to any property held by it in escrow pursuant to this Agreement which, in the opinion of the Escrow Agent, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in a joint writing executed by Buyer and Representative or by an order of a court of competent jurisdiction. The Escrow Agent shall be deemed to have no notice of, or obligations under, any agreement or agreements with respect to any property held by it in escrow pursuant to this Agreement other than as set forth herein. This Agreement sets forth the entire agreement among the parties hereto and the Escrow Agent as escrow agent. Notwithstanding any provision to the contrary contained in any other agreement (excluding any amendment to this Agreement) between or among any of the parties hereto, the Escrow Agent shall have no interest in the property held by it in escrow pursuant to this Agreement except as provided in this Agreement. With respect to the Escrow Agent, in the event that any of the terms and provisions of any other agreement (excluding any amendment to this Agreement) between or among any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects.

           9. Amendment and Cancellation. Representative and Buyer shall not be bound by any cancellation, waiver, modification or amendment of this Agreement, including the transfer of any interest hereunder, unless such modification is in writing and signed by Representative and Buyer and, if the duties of the Escrow Agent hereunder are affected in any way, unless the Escrow Agent also shall have given its written consent thereto.

           10. Legal Counsel. The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the reasonable opinion and instructions of such counsel. The reasonable cost of such services shall be added to and be a part of the Escrow Agent's fee hereunder.

           11. Resignation. The Escrow Agent shall have the right, in its discretion, to resign as escrow agent at any time, by giving at least thirty
(30) days' prior written notice of such resignation to Representative and Buyer. In such event, Representative and Buyer will promptly select a bank or trust company with capital, surplus and undivided profits of not less than $100,000,000, which will be appointed as successor Escrow Agent, and Buyer and Representative will enter into an agreement with such bank or trust company in substantially the form of this Agreement. If a substitute for the Escrow Agent hereunder shall not have been selected as aforesaid, the Escrow Agent shall be entitled to petition any court for the appointment of a substitute for it hereunder or, in the alternative, it may (a) transfer and deliver the funds deposited in the Escrow Account to or upon the order of such court, or (b) keep safely all funds in the Escrow Account until it receives joint notice from Buyer and Representative of a substitute appointment. The Escrow Agent shall be discharged from all further duties hereunder upon acceptance by the substitute Escrow Agent of its duties hereunder or upon transfer and delivery of the said funds in said Escrow Account to or upon the order of any court. The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring assets to a successor escrow agent.

           12. Fees. As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement and shall be reimbursed upon request for all reasonable expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be split equally between Sellers, on the one hand, and Buyer, on the other hand, and Sellers' portion of such fees and expenses shall be paid out of the Escrow Amount.

           13. Payments. At any time the Escrow Agent is required to disburse, distribute or pay over any amounts or property held by or received by it under any of the provisions of this Agreement to Sellers or Buyer, such distribution and payment shall be effected by issuance of the Escrow Agent's check in the appropriate amount payable to Representative or Buyer and by mailing of such check to Representative or Buyer; provided, however, that Representative or Buyer may, by written notice delivered to the Escrow Agent, direct that payment of cash required to be distributed to Representative or Buyer be effected (i) by deposit or wire transfer of such amounts to an account designated by Representative or Buyer, as the case may be, or (ii) by mailing the Escrow Agent's check for such amounts to any other or changed address specified in such notice, and payments after such notice is received shall be made in accordance with such notice (until changed by subsequent notice delivered to the Escrow Agent).

           14. Notices. Except as may be otherwise provided herein, all notices, requests, demands, consents and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when received when sent by facsimile at the applicable facsimile number set forth below, (c) one day after deposit with Federal Express or similar overnight courier service or (d) three days after being mailed by first class mail, return receipt requested. Notices, requests, demands, consents and other communications to the Escrow Agent, Buyer and Representative shall, unless another address is specified in writing, be sent to the addresses indicated below.

 Notices to Buyer:                       with copies to:
 -----------------                       ---------------

 Activant Solutions Inc.                 Hicks, Muse, Tate & Furst Incorporated
 804 Las Cimas Parkway                   200 Crescent Court, Suite 1600
 Austin, Texas 78746                     Dallas, Texas  75201
 Attn:    General Counsel                Attention:  Peter S. Brodsky
 Telephone: (512) 278-5338               Facsimile No.:  (214) 740-7312
 Facsimile No.:  (512) 330-9273
                                         and

                                         Weil, Gotshal & Manges LLP
                                         200 Crescent Court, Suite 300
                                         Dallas, Texas  75201-6950
                                         Attention: Glenn D. West, Esq. and
                                         Jeffrey B. Hitt, Esq.
                                         Telephone: (214) 746-7800
                                         Facsimile: (214) 746-7777

 Notices to Representative:              with copies to:
 --------------------------              --------------

 Thoma Cressey Equity Partners           Kirkland & Ellis LLP
 One Embarcadero Center, Suite 2930      200 East Randolph Drive
 San Francisco, California 94111         Chicago, Illinois 60601
 Attn:   Orlando Bravo                   Attn:  Gerald T. Nowak
 Telephone:        (415) 263-3660        Telephone:        (312) 861-2000
 Facsimile No.:    (415) 392-6480        Facsimile No.:    (312) 861-2200

 Notices to Escrow Agent:
 ------------------------

 LaSalle Bank National Association
 135 South LaSalle Street - Suite 1960
 Chicago, IL 60603
 Attn:  Mark LoIacono
 Telephone: (312) 904-6836
 Facsimile No.: (312) 904-2236


           15. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The rights, obligations or liabilities of the Representative hereunder shall not be assignable by Representative other than to an affiliate of Representative without the prior written consent of Buyer.

           16. Receipt by Escrow Agent. At the request of Buyer and/or Representative, the Escrow Agent shall provide a written receipt evidencing its receipt of the Escrow Amount.

           17. Indemnification of Escrow Agent. The parties to this Agreement hereby agree, severally but not jointly, to indemnify and hold the Escrow Agent, its corporate parent, its subsidiary corporations or any of its related companies, its employees, agents, officers, and directors, harmless from and against all costs, damages, judgments, attorney's fees, expenses, obligations and liabilities of every kind and nature which the Escrow Agent may incur, sustain, or be required to pay in connection with or arising out of this Agreement, unless the aforementioned results from the Escrow Agent's gross negligence, bad faith or willful misconduct, and to pay the Escrow Agent on demand the amount of all such costs, damages, judgments, attorney's fees, expenses, obligations and liabilities. The foregoing indemnities in this paragraph shall survive the resignation or substitution of the Escrow Agent or the termination of this Agreement.

           18. Disagreements. If any disagreement or dispute arises between the parties to this Agreement concerning the meaning or validity of any provision under this Agreement or concerning any other matter relating to this Agreement, the Escrow Agent (a) shall be under no obligation to act, except under process or order of court or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification, and (b) may deposit, in its sole and absolute discretion, the Escrow Amount or that portion of the Escrow Amount it then holds with any court of competent jurisdiction and interplead the parties. Upon such deposit and filing of interpleader, the Escrow Agent shall be relieved of all liability as to the Escrow Amount and shall be entitled to recover from the parties its reasonable attorneys' fees and other costs incurred in commencing and maintaining such action.

           19. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term of condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

           20. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

           21. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement of all parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof. The Escrow Agent is not a party to the Merger Agreement and shall, therefore, act only in accordance with the terms and conditions contained in this Agreement, and it shall not have any liability under, nor duty to inquire into, the terms and provisions of the Merger Agreement.

           22. Termination. This Agreement shall terminate on the date on which there are no funds or other property remaining in the Escrow Account.

           23. Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

           24. Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York.

           25. Descriptive Headings: Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof. The use of the word "including" in this Agreement shall be by way of example rather than by limitation and shall be deemed to include the phrase "including without limitation."

           26. Construction of Certain Terms and Phrases: Business Day. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Escrow Agreement; and (d) the term "Section" refers to the specified Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. As used herein, the term "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York or the City of Chicago.

           27. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

           28. Delivery by Facsimile. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original signed agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine as a defense to the formation of an agreement and each such party forever waives any such defense.

                                      ****

           IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the first day above written.

                                    THOMA CRESSEY EQUITY PARTNERS, LLC (a
                                    Representative of Sellers)

                                    By:
                                            ------------------------------------
                                    Name:
                                    Title:


                                    ACTIVANT SOLUTIONS INC.

                                    By:
                                            ------------------------------------
                                    Name:
                                    Title:


                                    LASALLE BANK NATIONAL ASSOCIATION, solely as
                                    Escrow Agent hereunder and not in its
                                    individual capacity


                                    By:
                                            ------------------------------------
                                    Name:   R. C. Bergman
                                    Title:  First Vice President

                                   SCHEDULE A

                                  ESCROW AGENT
                                SCHEDULE OF FEES


Acceptance Fee:                     $    500.00

Annual Administration Fee:          $  2,500.00

THE ACCEPTANCE AND FIRST YEAR'S ANNUAL ADMINISTRATION FEES ARE DUE UPON EXECUTION OF THE ESCROW AGREEMENT.

Any investment transaction not in a money market fund or a LaSalle Enhanced Liquidity Management account will incur a $150.00 per transaction fee. The parties to the agreement understand and agree that the Escrow Agent may receive certain revenue on certain mutual fund investments. These revenues take one of two forms:

Shareholder Servicing Payments: The Escrow Agent may receive Shareholder Servicing Payments as compensation for providing certain services for the benefit of the Money Market Fund Company. Shareholder Services typically provided by LaSalle include the maintenance of shareholder ownership records, distributing prospectuses and other shareholder information materials to investors and handling proxy-voting materials. Typically Shareholder Servicing payments are paid under a Money Market Fund's 12b-1 distribution plan and impact the investment performance of the Fund by the amount of the fee. The shareholder servicing fee payable from any money market fund is detailed in the Fund's prospectus that will be provided to you.

Revenue Sharing Payments: The Escrow Agent may receive revenue sharing payments from a Money Market Fund Company. These payments represent a reallocation to the Escrow Agent of a portion of the compensation payable to the fund company in connection with your account's money market fund investment. Revenue Sharing payments constitute a form of fee sharing between the fund company and the Escrow Agent and do not, as a general rule, result in any additional charge or expense in connection with a money market fund investment, are not paid under a 12b-1 plan, and do not impact the investment performance of the Fund. The amount of any revenue share, if any, payable to Escrow Agent with respect to your account's investments is available upon request.

All out-of-pocket expenses will be billed at the Escrow Agent's cost. Out-of-pocket expenses include, but are not limited to, professional services (e.g. legal or accounting), travel expenses, postage (including express mail and overnight delivery charges), and copying charges.

                                                                       EXHIBIT C
                                                                       ---------

                                PROPHET 21, INC.
                               CLOSING CERTIFICATE

           Reference is made to the Agreement and Plan of Merger, dated as of August 15, 2005 (the "Agreement"), by and among Activant Solutions Inc., a Delaware corporation ("Buyer"), P21 Merger Corporation, a Delaware corporation and a wholly owned Subsidiary of Buyer ("Merger Sub"), Prophet 21, Inc., a Delaware corporation (the "Company"), and Thoma Cressey Equity Partners, LLC, a Delaware limited liability company (the "Representative").

           The Company hereby certifies that the preconditions specified in
Section 3.01(a) and (b) of the Agreement, as such preconditions relate to the Company, have been satisfied as of the date hereof. For the avoidance of doubt, any party's recourse pursuant to this Closing Certificate shall be governed by the terms and limitations set forth in ARTICLE X of the Agreement.

           IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of this ____ day of ________________, 2005.


                                         PROPHET 21, INC.

                                         By:
                                                --------------------------------
                                         Name:
                                         Its:

                                                                       EXHIBIT D
                                                                       ---------

                             Activant Solutions Inc.
                             P21 Merger Corporation
                               CLOSING CERTIFICATE

           Reference is made to the Agreement and Plan of Merger dated as of August 15, 2005 (the "Agreement"), by and among Activant Solutions Inc., a Delaware corporation ("Buyer"), P21 Merger Corporation, a Delaware corporation and a wholly owned Subsidiary of Buyer ("Merger Sub"), Prophet 21, Inc., a Delaware corporation (the "Company"), and Thoma Cressey Equity Partners, LLC, a Delaware limited liability company (the "Representative").

           Each of Buyer and Merger Sub hereby certifies that the preconditions specified in Section 3.02(a) and (b) of the Agreement, as such preconditions relate to such party, have been satisfied as of the date hereof. For the avoidance of doubt, any party's recourse pursuant to this Closing Certificate shall be governed by the terms and limitations set forth in ARTICLE X of the Agreement.

           IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of this ____ day of _____________, 2005.

                                          ACTIVANT SOLUTIONS INC.

                                          By:
                                                --------------------------------
                                          Name:
                                          Its:


                                          P21 MERGER CORPORATION

                                          By:
                                                --------------------------------
                                          Name:
                                          Its: